As filed with the Securities and Exchange Commission on January 28, 2005
                                                   Registration No. 333 - 120366



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

  TSFG Capital Trust A            The South Financial Group, Inc.        TSFG Capital A, LLC
  TSFG Capital Trust B              (Exact name of registrant            TSFG Capital B, LLC
  TSFG Capital Trust C             as specified in its charter)          TSFG Capital C, LLC
  TSFG Capital Trust D                                                   TSFG Capital D, LLC
(Exact name of registrant                                           (Exact name of each registrant
as specificed in its charter                                          as specified in its charter)




                      20-6340820                                                               20-1846775
                      20-6340825                                                               20-1846786
                      20-6340827                                                               20-1846802
    Delaware          20-6340829     South Carolina      57-0824914       Delaware           20-1846810
(State or other     (IRS Employer   (State of other    (IRS Employer   (State or other     (IRS Employer
jurisdiction of     Identification  jurisdiction of    Identification  jurisdiction of     Identification
incorporation            No.)       incorporation            No.)      incorporation             No.)
or organization)                    or organization)                   or organization)

                              102 South Main Street
                        Greenville, South Carolina 29601
                                 (864) 255-7900
                        (Address, including zip code, and
                     telephone number, including area code,
                  of registrant's principal executive offices)

                                    Copies to

          William P. Crawford, Jr., Esq.                        Kevin A. Hendricks, Esq.
 Executive Vice President and General Counsel             Wyche, Burgess, Freeman & Parham, P.A.
         The South Financial Group, Inc.                         44 East Camperdown Way
             104 South Main Street                          Greenville, South Carolina 29601
       Greenville, South Carolina 29601                                (864) 242-8200
               (864) 255-7900
(Name, address, including zip code, and                    (Name, address, including zip code, and
telephone number, of agent for service)                     telephone number of agent for service)

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|


                                 --------------------------------------------------------
                                             CALCULATION OF REGISTRATION FEE
                                 --------------------------------------------------------


   ================================================== ============ =================== ===================== ==============
                 Title of Each Class of                  Amount      Proposed Maximum    Proposed Maximum       Amount of
                    Securities to be                      to be       Offering Price        Aggregate         Registration
                       Registered                      Registered      Per Security       Offering Price           Fee
   -------------------------------------------------- ------------ ------------------- --------------------- --------------
   Debt Securities of The South Financial Group,         (1)(3)           (1)(2)              (1)(2)               N/A
     Inc., TSFG Capital A, LLC, TSFG Capital B,
     LLC, TSFG Capital C, LLC, TSFG Capital D, LLC,
     TSFG Capital Trust A, TSFG Capital Trust B, TSFG
     Capital Trust C, and TSFG Capital Trust D
   Preferred Stock of The South Financial Group, Inc.      (1)            (1)(2)              (1)(2)               N/A
   Depositary Shares of The South Financial Group, Inc.  (1)(5)           (1)(2)              (1)(2)               N/A
   Common Stock, $1.00 par value, of The South
     Financial Group, Inc.                                 (1)            (1)(2)              (1)(2)               N/A
   Trust Preferred Securities or undivided
     interests therein of TSFG Capital Trust A,
     TSFG Capital Trust B, TSFG Capital Trust C and
     TSFG Capital Trust D                                  (1)            (1)(2)              (1)(2)               N/A
   Purchase Contracts of The South Financial Group, Inc. (1)(7)
   Units of The South Financial Group, Inc.              (1)(8)
   Warrants of The South Financial Group, Inc.           (1)(6)           (1)(2)              (1)(2)               N/A
   Guarantees of The South Financial Group, Inc.
                                                         (1)(4)         (1)(2)(4)           (1)(2)(4)              N/A

   Total                                              $750,000,000         100%            $750,000,000        $92,337(9)
   ================================================== ============ =================== ===================== ==============

(1) Pursuant to General Instruction II (D) of Form S-3, such indeterminate number or principal amount of Debt Securities (including Senior Debt Securities, Subordinated Debt Securities, and Junior Subordinated Debt Securities) of The South Financial Group, Inc. (the "Company"), TSFG Capital A, LLC, TSFG Capital B, LLC, TSFG Capital C, LLC, and TSFG Capital D, LLC (separately each LLC is referred to as an "LLC" and together as the "LLCs") or TSFG Capital Trust A, TSFG Capital Trust B, TSFG Capital Trust C and TSFG Capital Trust D (separately each trust is also referred to as an "Issuer Trust" and together as the "Issuer Trusts"), Preferred Stock, Depositary Shares, Common Stock and Warrants of the Company and Trust Preferred Securities of each Issuer Trust as shall have an aggregate initial offering price not to exceed $750,000,000 exclusive of accrued interest and dividends, if any. Any securities registered hereunder may be sold separately or as units with other securities, or undivided interests in other securities, registered hereunder. There are also being registered hereunder an indeterminate number of shares of Common Stock, Preferred Stock and Depositary Shares, an indeterminate amount of Debt Securities, and an indeterminate number of Warrants, Purchase Contracts, Units, and Trust Preferred Securities (and related Guarantees) as shall be issuable upon the conversion or exchange of convertible or exchangeable Securities registered hereunder or as shall be issuable pursuant to anti-dilution provisions. No separate consideration will be received for such Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Purchase Contracts, Units, or Trust Preferred Securities.

 (2) The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder. The maximum aggregate offering price will be such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in a maximum aggregate offering price for all securities of $750,000,000. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.

(3) Debt Securities may be purchased by any of the Issuer Trusts with the proceeds of the sale of the Trust Preferred Securities of that Issuer Trust, and Debt Securities may be issued by any of the Issuer Trusts in lieu of cash payable to the holders of Trust Preferred Securities. No separate consideration will be received for such Debt Securities. Such Debt Securities may later be distributed for no additional consideration to the holders of Trust Preferred Securities of the applicable Issuer Trust upon certain events described in the applicable Trust Agreement of such Issuer Trust.

(4) The Company is also registering pursuant to this Registration Statement the Company's Guarantees and other obligations that it may have with respect to Trust Preferred Securities or Trust Debt Securities issued by any of the Issuer Trusts or Debt Securities issued by any of the LLCs. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate consideration will be received for any such Guarantee or any other such obligations.

(5) In the event that the Company elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under any such agreement.

(6) There is being registered hereunder an indeterminate number of Warrants representing rights to receive an amount of cash or number of securities that will be determined and as may be sold, from time to time. This includes Warrants which may be purchased by underwriters to cover over-allotments, if any.

(7)  The Purchase Contracts may require the holder thereof to purchase or sell
     (i) Debt Securities, Preferred Stock, Depositary Shares or Common Stock of the Company; (ii) securities of an entity affiliated or unaffiliated with the Registrants, a basket of such securities, an index or indices of those securities or any combination of the above; (iii) currencies or (iv) commodities.

(8) The Units to be offered hereunder will consist of, among other things, one or more of the Securities registered hereby or undivided interests in other securities, which may be pledged to secure obligations of the holder.


(9) Reduced, in accordance with Rule 457(p), by the amount of $2,688, which represents the portion of the filing fee previously paid with respect to unsold securities of the same class registered by the Company on Form S-3, Commission File No. 333-106578, filed on June 27, 2003. Fee paid on November 10, 2004.

     THE REGISTRANTS HEREBY AMEND THIS POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


PROSPECTUS           Subject to completion, dated January 28, 2005


                                  $750,000,000

                         THE SOUTH FINANCIAL GROUP, INC.
                              102 South Main Street
                              Greenville, SC 29601
                                 (864) 255-7900

    Debt Securities                     Trust Preferred Securities                   Debt Securities
                                              Debt Securites
                                                    of                                     of
     Common Stock                          TSFG Capital Trust A                    TSFG Capital A, LLC
    Preferred Stock                        TSFG Capital Trust B                    TSFG Capital B, LLC
   Depositary Shares                       TSFG Capital Trust C                    TSFG Capital C, LLC
  Purchase Contracts                       TSFG Capital Trust D                    TSFG Capital D, LLC
         Units
       Warrants                     Guaranteed to the extent set forth     Guaranteed to the extent set forth
          of                                    herein by                               herein by
The South Financial Group, Inc.       The South Financial Group, Inc.         The South Financial Group, Inc.

The aggregate initial offering price of the securities that we offer will not exceed $750,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offering.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our common stock is listed on the Nasdaq National Market under the symbol
"TSFG."


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, or any other governmental agency.




                    This prospectus is dated January   , 2005


                                TABLE OF CONTENTS


                                                                                                         Page
    About This Prospectus                                                                                    2
    Where You Can Find More Information                                                                      3
    Incorporation of Certain Documents by Reference                                                          3
    Forward-Looking Statements                                                                               4
    The South Financial Group, Inc.                                                                          4
    The Trusts                                                                                               5
    The LLCs                                                                                                 6
    Use of Proceeds                                                                                          7
    Ratios of Earnings to Fixed Charges                                                                      7
    Description of Common Stock                                                                              8
    Description of Preferred Stock                                                                          10
    Description of Warrants                                                                                 12
    Description of Depositary Shares                                                                        14
    Description of Purchase Contracts                                                                       17
    Description of Units                                                                                    17
    Description of TSFG Senior and Subordinated Debt Securities                                             18
    Description of TSFG Junior Subordinated Debt Securities                                                 22
    Description of LLC Debt Securities and Related TSFG Guarantees                                          33
    Description of Trust Preferred and Debt Securities                                                      43
    Description of Trust Common Securities                                                                  52
    Description of Trust Preferred and Debt Securities Guarantees                                           52
    Relationship Among Trust Preferred Securities, Corresponding Debt Securities and TSFG                   54
    Guarantees
    Certain ERISA Considerations                                                                            56
    Global Securities                                                                                       57
    Plan of Distribution                                                                                    59
    Legal Matters                                                                                           61
    Experts                                                                                                 61


                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that The South Financial Group, Inc., TSFG Capital Trust A, TSFG Capital Trust B, TSFG Capital Trust C and TSFG Capital Trust D, or the "trusts," and TSFG Capital A, LLC, TSFG Capital B, LLC, TSFG Capital C, LLC, and TSFG Capital D, LLC, or the "LLCs," filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings (often referred to as a "take-down off the shelf") up to a total dollar amount of $750,000,000.

         This prospectus provides you with a general description of the securities we, the trusts and the LLCs may issue. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

         The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us, the trusts, and the LLCs and the securities offered under this prospectus. You can find the registration statement at the website of the Securities and Exchange Commission at www.sec.gov or at the SEC office mentioned under the heading "Where You Can Find More Information."

         When we refer to "TSFG," "we," "our" or "us" in this prospectus under the headings "The South Financial Group, Inc." and "Ratio of Earnings to Fixed

Charges," we mean The South Financial Group, Inc. and its subsidiaries unless the context indicates otherwise. When we refer to "we," "our," or "us" in this prospectus in this section or under the heading "Where You Can Find More Information", we mean each of TSFG, the trusts, and the LLCs, as applicable. When such terms are used elsewhere in this prospectus, we refer only to The South Financial Group, Inc. unless the context indicates otherwise.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are available over the Internet at our website at www.thesouthgroup.com or at the SEC's website at www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the SEC's public reference room. These SEC filings are also available to the public from commercial document retrieval.

     Information contained on our website is not a part of this prospectus.

         For further information about us and the securities we are offering, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the following documents (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act"):

     o    Our annual report on Form 10-K for the year ended December 31, 2003;

     o Our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2004, June 30, 2004, and September 30, 2004;


     o Our current reports on Form 8-K dated January 20, 2004, March 17, 2004, July 16, 2004 (relating to the acquisition of Florida Banks, Inc., as amended by Form 8-K/A filed on August 5, 2004), July 16, 2004 (relating to the acquisition of CNB Florida Bancshares, Inc.),
          October 27, 2004 (Exhibit 2.1 only); and January 17, 2005 (Item 2.06 only); and


     o The description of our common stock contained in the registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.

         We also incorporate by reference reports we file in the future under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions of any such documents that are "furnished" but not "filed" for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus or terminate this offering.

         You may request a copy of any of the documents referred to above, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by contacting us in writing or by telephone at:

                        Secretary
                        The South Financial Group, Inc.
                        102 South Main Street
                        Greenville, SC 29601
                        Phone: (864) 239-6459

         You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.


                           FORWARD-LOOKING STATEMENTS

         This prospectus, any accompanying prospectus supplement, and the information incorporated by reference in this prospectus contain certain forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) to assist in the understanding of anticipated future operating and financial performance, growth opportunities, growth rates, and other similar forecasts and statements of expectations. These forward-looking statements reflect current views, but are based on assumptions and are subject to risks, uncertainties, and other factors, which may cause actual results to differ materially from those in such statements. These factors include, but are not limited to, the following:

     o risks from changes in economic, monetary policy, and industry conditions;
     o changes in interest rates, deposit rates, the net interest margin, and funding sources;
     o    market risk and inflation;
     o risks inherent in making loans including repayment risks and value of collateral;
     o loan growth, the adequacy of the allowance for loan losses and the assessment of problem loans (including in particular, loans acquired via acquisition);
     o level, composition, and repricing characteristics of the securities portfolio;
     o    fluctuations in consumer spending;
     o competition in the banking industry and demand for our products and services;
     o    dependence on senior management;
     o    technological changes;
     o    ability to increase market share;
     o    expense projections;
     o risks associated with income taxes, including the potential for adverse adjustments;
     o acquisitions, related cost savings, expected financial results, and unanticipated integration issues;
     o significant delay or inability to execute strategic initiatives designed to grow revenues;
     o    changes in accounting policies and practices;
     o    costs and effects of litigation; and
     o    recently-enacted or proposed legislation.

         Such forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events. In addition, certain statements in future filings by TSFG with the Securities and Exchange Commission, in press releases, and in oral and written statements made by or with the approval of TSFG, which are not statements of historical fact, constitute forward-looking statements.


                         THE SOUTH FINANCIAL GROUP, INC.

         The South Financial Group, Inc. is a South Carolina corporation headquartered in Greenville, South Carolina. It was formed in 1986 and is a financial holding company, as defined by the Gramm-Leach-Bliley Act of 1999. TSFG operates principally through Carolina First Bank, a South Carolina chartered commercial bank, and Mercantile Bank, a Florida chartered commercial bank (collectively, the "Subsidiary Banks"). TSFG's subsidiaries provide a full range of financial services, including asset management, insurance, investments, mortgage, and trust services, designed to meet substantially all of the financial needs of its customers. At September 30, 2004, TSFG conducted business through approximately 155 locations in South Carolina, North Carolina and Florida. At September 30, 2004, TSFG had $13.7 billion in assets, $8.0 billion in loans, $7.8 billion in deposits, and $1.4 billion in shareholders' equity.

Subsidiary Banks

         The Subsidiary Banks target small and middle market businesses and consumers in their market areas. The Subsidiary Banks provide a full range of commercial and consumer banking services, including deposit accounts, secured and unsecured loans through direct and indirect channels, residential mortgage originations, cash management programs, trust functions, safe deposit services, and certain insurance and brokerage services. The Subsidiary Banks' deposits are insured by the Federal Deposit Insurance Corporation ("FDIC").

         The Subsidiary Banks offer Internet banking services, including bill payment, through their respective websites, as well through Bank CaroLine, an Internet-only banking division of Carolina First Bank.

Non-Banking Subsidiaries

         Through other subsidiaries, TSFG also provides various financial-based products and services, including insurance/brokerage products, to its customers. Revenues from operation of these subsidiaries do not presently constitute a significant portion of TSFG's total operating revenues. TSFG may subsequently engage in other activities permissible for registered financial services companies when suitable opportunities develop. Proposals for such further activities are subject to approval by appropriate regulatory authorities.

Supervision and Regulation

         As a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, the Federal Reserve regulates, supervises, and examines TSFG. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to TSFG, please refer to TSFG's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, Quarterly Reports on Form 10-Q and any subsequent reports that TSFG files with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, TSFG's earnings are affected by actions of the federal and state bank regulatory agencies that regulate us and our banking subsidiaries, and the SEC, which regulates the activities of certain subsidiaries engaged in the securities business.

         Depository institutions, like TSFG's bank subsidiaries, are also affected by various federal laws, including those relating to consumer protection and similar matters. TSFG also has other financial services subsidiaries regulated, supervised, and examined by the Federal Reserve, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. TSFG's non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

         TSFG's principal executive offices are located at 102 South Main Street, Greenville, South Carolina, and its telephone number is (864) 255-7900.

         If you would like to know more about TSFG, see the documents incorporated by reference in this prospectus as described under the sections "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."


                                   THE TRUSTS

         Each trust is a statutory trust formed under Delaware law pursuant to a trust agreement, signed by TSFG, as sponsor of the trust and the Delaware trustee, each as defined below, and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of the applicable trust will be amended and restated in its entirety before the issuance of trust preferred securities by such trust. We will refer to such trust agreement, as so amended and restated, as the "trust agreement." Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

         Each trust exists for the exclusive purposes of:

     o issuing the trust preferred securities and common securities, or the "trust securities," representing undivided beneficial interests in the assets of such trust and issuing debt securities in lieu of cash payments to holders of trust securities;
     o investing the gross proceeds of the trust securities in junior subordinated debt securities of TSFG or debt securities of one of the LLCs that are guaranteed on a junior subordinated basis by TSFG; and
     o    engaging in only those activities necessary or incidental thereto.

         All of the common securities of the trusts will be owned by us, either directly or indirectly through an intermediate subsidiary. The common securities of a trust rank equally with the trust preferred securities of such trust and a trust will make payment on its trust securities pro rata, except that upon certain events of default under the applicable trust agreement relating to payment defaults on the underlying debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire common securities of a trust in an aggregate liquidation amount equal to at least $1,000.

         Each trust's business and affairs will be conducted by its trustees, each appointed by TSFG as depositor of such trust. The trustees will be The Bank of New York (Delaware) which is referred to as the "Delaware trustee," two or more individual trustees, who are referred to as the "administrative trustees" and who are employees or officers of, or affiliated with, TSFG, and a "property trustee," who will be named in the applicable prospectus supplement. The property trustee will act as sole trustee under each trust agreement for purposes of compliance with the Trust Indenture Act and will also act as trustee under the trust preferred securities guarantees. See "Description of Trust Preferred and Debt Securities Guarantees."

         Unless an event of default under the indenture has occurred and is continuing, the holders of the common securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. The holders of a majority in liquidation amount of trust preferred securities of such trust will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for cause or if an event of default under the indenture has occurred and is continuing. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the common securities, and in no event will the holders of trust preferred securities have such right.

         The trusts are "finance subsidiaries" of TSFG within the meaning of Rule 3-10 of Regulation S-X under the Securities Act. As a result, no separate financial statements of the trusts are included in the registration statement that contains this prospectus, and we do not expect that the trusts will file reports with the SEC under the Exchange Act.

         Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 50 years, but may be terminated earlier as provided in the applicable trust agreement.

         TSFG will pay all fees and expenses related to the trusts and the offering of trust securities.

         The principal executive office of each trust is c/o The South Financial Group, Inc., 102 South Main Street, Greenville, SC 29601, telephone number (864) 255-7900.


                                    THE LLCs

         Each LLC is a limited liability company formed under the Delaware Limited Liability Company Act, as amended, pursuant to an initial limited liability company agreement, each referred to herein as an "LLC agreement," entered into by TSFG, as the sole member, and by filing a certificate of formation with the Delaware Secretary of State.

         Each LLC exists for the exclusive purposes of:

     o    issuing its common securities to TSFG;
     o issuing debt securities that are guaranteed by TSFG on a junior subordinated basis as described herein and investing the proceeds of such issuances in preferred or common stock of TSFG;
     o acting as depositor or sponsor of one or more Delaware statutory trusts if so determined by TSFG, as member of the LLC; and
     o    engaging in only those activities necessary or incidental thereto.

         The LLC agreement for each LLC will provide that:
     o any debt securities issued by the LLC will be fully and unconditionally guaranteed on a junior subordinated basis by TSFG, its parent;
     o the debt securities may only be converted or exchanged into common stock, preferred stock, or junior subordinated debt securities of TSFG;
     o the LLC must invest in securities of or loan to TSFG or companies controlled by TSFG at least 85% of any cash or cash equivalents raised by the LLC through its offering of debt securities within six months of receipt; and
     o all limited liability company interests in the LLC must be held directly or indirectly by TSFG.

         The LLCs are "finance subsidiaries" of TSFG within the meaning of Rule 3-10 of Regulation S-X under the Securities Act. As a result, no separate financial statements of the LLCs are included in the registration statement that contains this prospectus, and we do not expect that the LLCs will file reports with the SEC under the Exchange Act.

         TSFG will pay all fees and expenses related to the LLCs.

         The principal executive office of each LLC is c/o The South Financial Group, Inc., 102 South Main Street, Greenville, South Carolina 29601, telephone number (864) 255-7900.


                                 USE OF PROCEEDS

         Unless otherwise specified in the applicable prospectus supplement, TSFG will use the net proceeds it receives from any offering of these securities for general corporate purposes, which may include funding its operating units and subsidiaries, financing business expansion, refinancing or extending the maturity of existing debt obligations, investments at the holding company level and stock repurchases. The applicable prospectus supplement will provide more detail on the use of proceeds of any specific offering.

         Until the net proceeds have been used, they may be temporarily invested in securities or held in deposits of our Subsidiary Banks.

         Each trust will use the proceeds from the sale of its trust preferred securities and its common securities to acquire junior subordinated debt securities from TSFG or securities from the LLCs. Each LLC will use the proceeds from the sale of its debt securities to acquire common or preferred stock or debt of TSFG.


                       RATIOS OF EARNINGS TO FIXED CHARGES

         The following table provides TSFG's consolidated ratios of earnings to fixed charges:

                                                    Nine Months Ended
                                                      September 30,                  Years Ended December 31,
                                                  ----------------------    --------------------------------------------
                                                     2004      2003         2003      2002      2001     2000    1999
                                                     ----      ----         ----      ----      ----     ----    ----
Consolidated  Ratio of Earnings to Fixed Charges
and Preferred Stock Dividends:
          Including interest on deposits              2.13x    1.93x        1.96x      1.64x    1.32x   1.05x   1.42x
          Excluding interest on deposits              3.55x    2.96x        3.06x      2.58x    2.19x   1.22x   3.82x

Consolidated Ratio of Earnings to Fixed Charges:
          Including interest on deposits              2.13x    1.93x        1.96x      1.64x    1.32x   1.05x   1.42x
          Excluding interest on deposits              3.55x    2.96x        3.06x      2.58x    2.19x   1.22x   3.82x

         For purposes of computing TSFG's ratio of earnings to fixed charges, earnings consist of net income plus income taxes and fixed charges. Fixed charges consist of interest expense on deposits, interest expenses on borrowings and minority interest in consolidated subsidiaries (which pertains to real estate investment trust preferred stock dividends).

                           DESCRIPTION OF COMMON STOCK

General

         TSFG has 200,000,000 shares of common stock authorized, of which 70,894,247 shares were outstanding as of September 30, 2004. The holders of the TSFG common stock are entitled to dividends when, as and if declared by the board of directors in their discretion out of funds legally available therefor. TSFG's principal source of funds is dividends from its subsidiaries. TSFG's subsidiaries are subject to certain legal restrictions on the amount of dividends they are permitted to pay. All outstanding shares of TSFG common stock are fully paid and non-assessable. Shares of our common stock offered by this prospectus, or issuable upon conversion, exchange, or exercise of any of the other securities offered by this prospectus, will be fully paid and non-assessable. No holder of TSFG common stock has any redemption or sinking fund privileges, any preemptive or other rights to subscribe for any other shares or securities, or any conversion rights. In the event of liquidation, the holders of TSFG common stock are entitled to receive pro rata any assets distributable to shareholders related to the shares held by them, subject to the rights of any senior stock that may be issued in the future. Holders of the TSFG common stock are entitled to one vote per share.

Certain Matters Relevant to Common Stock

         Classification of Board of Directors. In accordance with our articles of incorporation, whenever the Board consists of nine or more persons, the Board shall be divided into three classes of directors (with each class having as close to an equal number as possible). The members of each class are elected for staggered three-year terms. The Board currently has more than nine members, so they serve staggered three-year terms.

         Removal of Directors. TSFG's articles of incorporation require the affirmative vote of the holders of not less than 80% of the outstanding voting securities of TSFG to remove any director or the entire board of directors without cause. Directors may be removed for cause as provided under South Carolina law.

         Limitation of Director Liability. The members of the board of directors of TSFG are exempt under TSFG's articles of incorporation from personal monetary liability to the extent permitted by Section 33-2-102(e) of the 1976 Code of Laws of South Carolina (the "South Carolina Code"). This statutory provision provides that a director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director:
     o for any breach of the director's duty of loyalty to the corporation or its shareholders,
     o for acts or omissions not in good faith or which involved gross negligence, intentional misconduct, or a knowing violation of law,
     o imposed under Section 33-8-330 of the South Carolina Code (improper distribution to shareholder), or
     o for any transaction from which the director derived an improper personal benefit.

         Evaluation of Proposed Business Combinations. TSFG's articles of incorporation provide that the board of directors, when evaluating any proposed business combination with TSFG, shall give due consideration to all relevant factors, including without limitation, the social, legal, environmental and economic effects on the employees, customers, suppliers and other constituencies of TSFG, and on its subsidiaries, the communities and geographical areas in which TSFG and its subsidiaries operate or are located, and on any of the businesses and properties of TSFG or any of its subsidiaries, as well as such other factors as the directors deem relevant. TSFG's board of directors may consider not only the consideration being offered in relation to the then current market price for TSFG's outstanding shares, but also in relation to the then current value of TSFG in a freely-negotiated transaction and in relation to the board of directors' estimate of the future value of TSFG (including the unrealized value of its properties and assets) as an independent going concern.

         Voting For Directors. TSFG's articles of incorporation provide that shareholders may not cumulate votes for the election of directors.

         Supermajority Voting Requirements. TSFG's articles of incorporation require the affirmative vote of holders of at least 80% of the outstanding stock of TSFG entitled to vote for approval before TSFG may effect:

     o    a merger of TSFG with any other corporation;
     o the sale or exchange of all or a substantial part of TSFG's assets to or with any other corporation; or
     o the issue or delivery of TSFG stock or other TSFG securities in exchange or payment for properties or assets of or securities issued by any other corporation or in a merger of any TSFG subsidiary (80% or more of the common stock of which is held by TSFG) with or into any other corporation (the foregoing being referred to as a "business combination").

         This 80% supermajority is reduced to the percentage required by applicable law if the business combination was approved (or adopted) and recommended without condition by the affirmative vote of at least 80% of the directors. The articles of incorporation expressly permit the board of directors to condition its approval (or adoption) of any business combination upon the approval of holders of 80% of the outstanding stock of TSFG entitled to vote on the business combination. The 80% supermajority provision is not applicable to any transaction solely between TSFG and another corporation, 50% or more of the voting stock of which is owned by TSFG. Under present South Carolina law, a merger or the sale of substantially all the assets requires the approval of holders of at least two-thirds of the outstanding shares entitled to vote.

         TSFG's articles of incorporation also require the affirmative vote of at least 80% of the outstanding voting securities of TSFG to:
     o    approve the dissolution of TSFG; or
     o amend the provisions of the articles relating to any of the supermajority voting requirements, the criteria to be used by the board of directors to evaluate business combinations, notice requirements for the nomination of directors, or the staggered terms of office for directors.

These voting requirements regarding dissolution and amendment of the articles of incorporation are not applicable if the action is approved by at least 80% of the directors, in which case dissolution may be approved by the affirmative vote of holders of a majority of the outstanding voting securities of TSFG and the specified amendments to the articles may be approved by the affirmative vote of holders of two-thirds of the outstanding voting securities of TSFG.

         Control Share Acquisition/Business Combination Statutes. The South Carolina Code has business combination and control share acquisition statutes which may serve to impede takeovers not favored by management. Generally, the business combination statutes prohibit certain South Carolina corporations, including those that have a class of voting securities registered with the Securities and Exchange Commission, from engaging in a "business combination" with an "interested shareholder" for a period of two years after the date of the transaction in which the person became an interested shareholder unless prior to the date of the business combination, the transaction is approved by a majority of disinterested members of the board of directors of the corporation. In addition, the statutes prohibit such corporations from engaging in a "business combination" with an "interested shareholder" unless (i) the transaction is approved by the board of directors before the interested shareholder's share acquisition date or the purchase of shares made by the interested shareholder on the share acquisition date was approved by the board of directors; (ii) the transaction is approved by the holders of a majority of the outstanding shares of the corporation not beneficially owned by the interested shareholder or any of its affiliates or associates; or (iii) the transaction meets certain criteria specified in the South Carolina Code relating to the consideration for the transaction. A "business combination" includes a merger, asset sale, and other transactions resulting in a financial benefit to the shareholder. An "interested shareholder" is a person who, directly or indirectly, owns 10% or more of the corporation's voting stock or an affiliate or associate of the corporation who owns, or at any time during the previous two years owned, 10% or more of the corporation's voting stock. A South Carolina corporation may "opt out" from the application of these South Carolina Code provisions through a provision in its articles of incorporation or by-laws. TSFG has not "opted out" from the application of these provisions.

         The South Carolina Code also provides that upon the acquisition by a person of certain threshold percentages of stock (20%, 33% and 50%), a shareholders' meeting must be held in order to determine whether or not to confer voting rights upon such acquiring person's shares. The affirmative vote of holders of a majority of all of the outstanding stock of the corporation (excluding shares held by the acquiring person, company officers and company employees who are also directors of the corporation) is required to confer voting rights upon such acquiring person's shares.

         Listing. The outstanding shares of our common stock are quoted on the Nasdaq National Market under the symbol "TSFG." The transfer agent for our common stock is Registrar and Transfer Company.

                         DESCRIPTION OF PREFERRED STOCK

         TSFG has 10,000,000 shares of "blank check" preferred stock authorized, none of which is outstanding. TSFG's board of directors has the sole authority, without shareholder vote, to issue shares of authorized but unissued preferred stock to whomever and for whatever purposes it, in its sole discretion, deems appropriate. The relative rights, preferences and limitations of any preferred stock offered by this prospectus will be determined by TSFG's board of directors in its sole discretion and will be set forth in the Articles of Amendment establishing the particular class or series of preferred stock and in the applicable prospectus supplement.

         Among other things, the board may designate with respect to the preferred stock, without further action of the shareholders of TSFG, the dividend rate and whether dividends shall be cumulative or participating or possess other special rights, the voting rights, TSFG's rights and terms of redemption, the liquidation preferences, any rights of conversion and any terms related thereto, and the price or other consideration for which the preferred stock shall be issued.

         The preferred stock could be used by TSFG to impede attempts by third parties to acquire control of TSFG without the cooperation of TSFG's board of directors. Furthermore, the board, without shareholder approval, could authorize preferred stock to be issued with voting, conversion and other rights that could adversely affect the voting power and other rights of common shareholders or other outstanding series of preferred stock.

         Each series of preferred stock will have the dividend, liquidation, redemption and voting rights described below unless otherwise described in a prospectus supplement pertaining to a specific series of preferred stock. The applicable prospectus supplement will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:
     o    the designation of that series and the number of shares offered;
     o the amount of the liquidation preference, if any, per share or the method of calculating that amount;
     o the initial public offering price at which shares of that series will be issued;
     o the dividend rate, if any, or the method of calculating that rate, the dates on which dividends will be paid and the dates from which dividends will begin to cumulate, if applicable;
     o    any redemption or sinking fund provisions;
     o    any conversion or exchange rights;
     o any additional voting and other rights, preferences, privileges, qualifications, limitations and restrictions;
     o    any securities exchange listing;
     o the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of TSFG; and
     o    any other terms of that series.

         Shares of our preferred stock, when issued against full payment of their purchase price, will be validly issued, fully paid and non-assessable.

         Where appropriate, the applicable prospectus supplement will describe the material United States federal income tax considerations relevant to the preferred stock.

Rank

         Unless otherwise described in the prospectus supplement, each series of preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank prior to common stock. The rank of each separate series of preferred stock will be described in the applicable prospectus supplement.

Dividends

         Holders of each series of preferred stock will be entitled to receive, when, as and if our board declares, cash dividends, payable at the dates and at the rates per share as described in the applicable prospectus supplement. Those rates may be fixed, variable or both.

         Dividends may be cumulative or noncumulative, as described in the applicable prospectus supplement. If dividends on a series of preferred stock are noncumulative and our board fails to declare a dividend for a dividend period for that series, then holders of that preferred stock will have no right to receive a dividend for that dividend period, and we will have no obligation to pay the dividend for that period, whether or not dividends are declared for any future dividend payment dates. If dividends on a series of preferred stock are cumulative, the dividends on those shares will accrue from and after the date mentioned in the applicable prospectus supplement.

Redemption

         The terms on which any series of preferred stock may be redeemed will be in the applicable prospectus supplement. All shares of preferred stock which we redeem, purchase or acquire, including shares surrendered for conversion or exchange, shall be retired and restored to the status of authorized but unissued shares.

Liquidation

         In the event of our voluntary or involuntary liquidation, dissolution or winding up, preferred stockholders of any particular series will be entitled, subject to creditors' rights and holders of any series of preferred stock ranking senior as to liquidation rights, but before any distribution to common shareholders or holders of any series of preferred stock ranking junior as to liquidation rights, to receive a liquidating distribution in the amount of the liquidation preference, if any, per share as mentioned in the applicable prospectus supplement, plus accrued and unpaid dividends for the current dividend period. This would include any accumulation of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative. If the amounts available for distribution upon our liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding preferred stock of that series and all stock ranking equal to that series of preferred stock, then the holders of each series of that stock will share ratably in any distribution of assets in proportion to the full respective preferential amount, which may include accumulated dividends, to which they are entitled.

Voting

         The voting rights, if any, of preferred stock of any series will be described in the applicable prospectus supplement.

         Under South Carolina law, regardless of whether a class or a series of shares is granted voting rights by the terms of our articles of incorporation, the shareholders of that class or series are entitled to vote as a separate voting group, or together with other similarly affected series, on certain amendments to our articles of incorporation and certain other fundamental changes that directly affect that class or series.

         Under regulations of the Federal Reserve Board, if the holders of any series of preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a "class of voting securities," and a holder of 25% or more of that series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over
TSFG) may then be subject to regulation as a bank holding company. In addition, in that event:
     o any bank holding company may be required to obtain Federal Reserve Board approval, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain Federal Reserve Board approval under the International Banking Act of 1978, to acquire 5% or more of that series of preferred stock; and
     o any person other than a bank holding company may be required to obtain Federal Reserve Board approval under the Change in Bank Control Act of 1978 to acquire 10% or more of that series of preferred stock.

Conversion or Exchange

         The terms on which preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.

Other Rights

         The shares of a series of preferred stock may have the preferences, voting powers or relative, participating, optional or other special rights as may be described in the applicable prospectus supplement, our articles of incorporation, or as otherwise required by law. The holders of preferred stock will not have any preemptive rights to subscribe to any of our securities.

Title

         TSFG, the transfer agent and registrar for a series of preferred stock, and any of their agents may treat the registered owner of that preferred stock as the absolute owner of that stock, whether or not any payment for that preferred stock shall be overdue and despite any notice to the contrary, for any purpose. See also "Global Securities."

Transfer Agent and Registrar

         Unless the applicable prospectus supplement specifies otherwise, the transfer agent, registrar and dividend disbursement agent for each series of preferred stock will be Registrar & Transfer Company.


                             DESCRIPTION OF WARRANTS

         This section describes the general terms and provisions of the warrants. The prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

         We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.

         We have summarized the material terms and provisions of the warrant agreements and warrants in this section. We have also filed or will file the forms of warrant agreements and the certificates representing the warrants as exhibits to the registration statement of which this prospectus is a part or as an exhibit to documents incorporated or deemed incorporated by reference in this prospectus. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.

General

         If warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:

     o    the offering price;
     o    the currencies in which the warrants are being offered;
     o the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the warrants;
     o the designation and terms of any series of debt securities, preferred stock, depositary shares or other securities with which the warrants are being offered and the number of warrants offered with each debt security, share of preferred stock, depositary share or other security;
     o the date on and after which the holder of the warrants can transfer them separately from the related securities;
     o the principal amount of the series of debt securities that can be purchased if a holder exercises the warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;
     o the date on which the right to exercise the warrants begins and the date on which the right expires;
     o    whether the warrants will be in registered or bearer form;
     o any material United States federal income tax consequences relevant to the warrants; and
     o    any other terms of the warrants.

         If warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following where applicable:
     o    the offering price;

     o the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;
     o the designation and terms of the series of debt securities, preferred stock, depositary shares or other securities with which the warrants are being offered and the number of warrants being offered with each debt security, share of preferred stock, depositary share or other security;
     o the date on and after which the holder of the warrants can transfer them separately from the related securities;
     o the number of shares of preferred stock, depositary shares or shares of common stock that can be purchased if a holder exercises the warrant and the price at which the preferred stock, depositary shares or common stock may be purchased upon each exercise;
     o the date on which the right to exercise the warrants begins and the date on which the right expires;
     o any material United States federal income tax consequences relevant to the warrants; and
     o    any other terms of the warrants.

         Unless we state otherwise in the applicable prospectus supplement, the warrants will be in registered form only.

         A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

         Until any warrants to purchase debt securities are exercised, the holder of such warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase preferred stock, depositary shares, common stock or other securities are exercised, holders of such warrants will not have any rights of holders of the underlying preferred stock, depositary shares, common stock or other securities, including any right to receive dividends or to exercise any voting rights.

Exercise of Warrants

         Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.

         A holder of warrants may exercise them by following the general procedure outlined below:
     o delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;
     o properly completing and signing the reverse side of the warrant certificate representing the warrants; and
     o delivering the warrant certificate representing the warrants to the warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the warrant agent receiving payment of the exercise price.

         If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, the warrant agent will issue to you a new warrant certificate for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to Warrant Agreements

         We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We, along with the warrant agent, may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

         Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:
     o if we issue capital stock as a dividend or distribution on the common stock;
     o    if we subdivide, reclassify or combine the common stock;
     o if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants;
     o if we distribute to all holders of common stock evidence of our indebtedness or our assets, excluding certain cash dividends and distributions referred to above; or
     o    any other event described in the applicable prospectus supplement.

         Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

         Holders of common stock warrants may have additional rights under the following circumstances:
     o    a reclassification or change of the common stock;
     o    a consolidation, merger or share exchange involving our company; or
     o a sale or conveyance to another corporation of all or substantially all of our property and assets.

         If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, share exchange, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.


                        DESCRIPTION OF DEPOSITARY SHARES

         This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement. The specific terms may differ from the general description of terms described below.

         We have summarized the material terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. We have also filed or will file the form of deposit agreement, including the form of depositary receipt, as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to documents incorporated or deemed to be incorporated by reference in this prospectus. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.

General

         We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

         The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, which we refer to in this prospectus as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include, if applicable, any dividend, voting, redemption, conversion, exchange and liquidation rights.

         The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

         Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

         Where appropriate, the applicable prospectus supplement will describe the material United States federal income tax considerations relevant to the depositary shares.

Dividends and Other Distributions

         The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock in proportion to the number of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

         If there is a distribution other than in cash, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the record holders of depositary shares.

         The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Conversion and Exchange

         If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Depositary Shares

         If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary's records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

         After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock

         When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder's depositary shares should be voted.

         The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock, unless otherwise indicated in the applicable prospectus supplement.

Amendment and Termination of the Deposit Agreement

         The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:
     o all outstanding depositary shares relating to the deposit agreement have been redeemed or reacquired by us;
     o all preferred stock of the relevant series has been withdrawn or converted into or exchanged for other securities; or
     o there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

         We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Miscellaneous

         We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock.

         Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

         The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.


                        DESCRIPTION OF PURCHASE CONTRACTS

         We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities or undivided interests in securities, for the purchase or sale of:
     o our debt securities, preferred stock, depositary shares or common stock;
     o securities of an entity affiliated with us, including securities of the trusts and LLCs described in this prospectus;
     o securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;
     o    currencies; or
     o    commodities.

         The price of our debt securities or price per share of common stock, preferred stock or depositary shares, or price of securities of entities affiliated with us, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

         The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
     o whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares or securities of entities affiliated or not affiliated with us, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;
     o whether we or the holders will be required to make periodic payments, the nature and amount of those payments, or the method of determining those amounts, and whether those payments may be unsecured or prefunded on some basis;
     o    whether the purchase contracts are to be prepaid or otherwise secured;
     o whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;
     o any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
     o material United States federal income tax considerations relevant to the purchase contracts; and
     o whether the purchase contracts will be issued in fully registered or global form.

         The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to those purchase contracts.


                              DESCRIPTION OF UNITS

         We may issue units comprised of one or more of the other securities described in this prospectus or undivided interests in those securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security (or undivided interests in that security) included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (or undivided interests therein). The unit agreement under which a unit is issued may provide that the securities (or undivided interests therein) included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

         The applicable prospectus supplement may describe:

     o the designation and terms of the units and of the securities (or undivided interests therein) comprising the units, including whether and under what circumstances those securities (or undivided interests therein) may be held or transferred separately;
     o any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities (or undivided interests therein) comprising the units;
     o    the terms of the unit agreement governing the units;
     o whether any of the securities comprising the units will be pledged to secure obligations of the holder;
     o material United States federal income tax considerations relevant to the units; and
     o    whether the units will be issued in fully registered or global form.

         The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to those units.


           DESCRIPTION OF TSFG SENIOR AND SUBORDINATED DEBT SECURITIES

         This section describes the general terms and provisions of our senior debt securities and subordinated debt securities, which are sometimes referred to in this section as "debt securities." Our junior subordinated debt securities are described under "Description of TSFG Junior Subordinated Debt Securities." The applicable prospectus supplement will describe the specific terms of the series of debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

         The senior debt securities and the subordinated debt securities will be issued under separate indentures between our company and a U.S. banking institution (which is sometimes referred to in this section as a "trustee"). The trustee for each series of debt securities will be identified in the applicable prospectus supplement. Senior debt securities will be issued under a "senior indenture" and subordinated debt securities will be issued under a "subordinated indenture." Together the senior indenture and the subordinated indenture are called "indentures" in this section.

         The debt securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement will be described in the prospectus supplement.

         We have summarized selected provisions of the indentures below. The summary is not complete. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and you should read the indentures for provisions that may be important to you. In the summary below, we have included references to section numbers of the applicable indentures so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in this summary have the meanings specified in the indentures.

General

         The indentures provide that debt securities in separate series may be issued from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the applicable indenture.

         The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt (sometimes referred to in this section as "senior debt"). The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described under "--Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any subordinated debt securities.

         A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms related to the offering, including the price or prices at which the debt securities to be offered will be issued. These terms will include some or all of the following:
     o    the title of the debt securities;
     o whether the debt securities are senior debt securities or subordinated debt securities;

     o    the total principal amount of the debt securities;
     o the dates on which the principal of the debt securities will be payable;
     o    the maturity date of the debt securities;
     o the interest rate of the debt securities, whether the rate is fixed or floating, or otherwise subject to reset, and the interest payment dates for the debt securities;
     o    the places where payments on the debt securities will be payable;
     o any terms upon which the debt securities may be redeemed at our option or at the option of the holders;
     o    any provisions for remarketing or extension of the debt securities;
     o any sinking fund or other provisions that would obligate our company to repurchase or otherwise redeem the debt securities before their final maturity;
     o    whether the debt securities are defeasible;
     o    any addition to or change in the events of default;
     o if convertible into our common stock or any of our other securities, the terms on which such debt securities are convertible;
     o any addition to or change in the covenants in the applicable indenture; and
     o any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

         The indentures do not limit the amount of debt securities that may be issued. Each indenture allows debt securities to be issued up to the principal amount that may be authorized by our company and may be in any currency or currency unit designated by us.

         If so provided in the applicable prospectus supplement, we may issue the debt securities at a discount below their principal amount and pay less than the entire principal amount of the debt securities upon declaration of acceleration of their maturity (sometimes referred to in this section as "original issue discount securities"). The applicable prospectus supplement will describe material U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

Senior Debt Securities

         The senior debt securities will be unsecured senior obligations and will rank equally with all other senior unsecured debt. The senior debt securities will, however, be junior in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness and effectively subordinated to all obligations and liabilities of our subsidiaries to the extent of their assets. Except as provided in the applicable senior indenture or specified in any authorizing resolution or supplemental indenture relating to a series of senior debt securities to be issued, no senior indenture will limit the amount of additional indebtedness that may rank equally with the senior debt securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

Subordination of Subordinated Debt Securities

         Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated in right of payment to the prior payment in full of all of our senior debt, including any senior debt securities. The prospectus supplement relating to any subordinated debt securities will summarize the subordination provisions of the subordinated indenture applicable to that series, including:
     o the applicability and effect of those provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings;
     o the applicability and effect of those provisions in the event of specified defaults with respect to senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities; and
     o the definition of senior debt applicable to the subordinated debt securities of that series.

         The failure to make any payment on any of the subordinated debt securities due to the subordination provisions of the subordinated indenture described in the prospectus supplement will not prevent the occurrence of an event of default under the subordinated debt securities.

Conversion Rights

         The debt securities may be converted into other securities of our company, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of that series of debt securities or at the option of our company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that series of debt securities.

Form, Exchange and Transfer

         The debt securities of each series will be issuable only in registered form, without coupons. Unless otherwise indicated in the applicable prospectus supplement, the securities will be issued in denominations of $1,000 each or multiples thereof.

         Subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency maintained by our company for that purpose, without the payment of any service charge except for any tax or governmental charge.

Global Securities

         The debt securities of any series may be issued, in whole or in part, by one or more global certificates that will be deposited with a depositary identified in the applicable prospectus supplement.

         No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary for that global security or any nominee of such depositary unless:

     o    the depositary is unwilling or unable to continue as depositary;
     o    an event of default has occurred and is continuing; or
     o    as otherwise provided in a prospectus supplement.

         Unless otherwise stated in any prospectus supplement, The Depository Trust Company ("DTC") will act as depository. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be affected only through records maintained by DTC and its participants.

Payment

         Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the regular record date for that interest.

         Unless otherwise indicated in the applicable prospectus supplement, principal, interest and any premium on the debt securities will be paid at designated places.

Consolidation, Merger and Sale of Assets

         We may consolidate with or merge into, or sell or lease substantially all of our properties to any person if:
     o the successor person (if any) is a corporation organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the indentures;
     o immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing;
     o as a result of the transaction, we would be subject to an encumbrance not permitted by the indenture, we or the successor person shall take steps to secure the debt securities equally with all indebtedness secured by the encumbrance;
     o we have delivered to the trustee an officers' certificate and opinion of counsel stating that the transaction complies with the indenture and that all conditions precedent listed in the indenture have been complied with; and
     o any other conditions specified in the applicable prospectus supplement are met.

Events of Default

         Unless otherwise specified in the prospectus supplement, each of the following will constitute an event of default (sometimes referred to in this section as an "event of default") under the indentures:
     o failure to pay principal or premium on any debt security of that series when due;
     o failure to pay any interest on any debt security of that series when due, continued for 30 days;
     o failure to deposit any sinking fund payment, when due, on any debt security of that series;
     o failure to perform any other covenant or the breach of any warranty in the applicable indenture for 90 days after being given written notice;
     o certain events of bankruptcy, insolvency or reorganization affecting us; and
     o any other event of default included in the applicable indenture or supplemental indenture.

         If an event of default (other than as a result of bankruptcy, insolvency or reorganization) for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series (or, if any of the debt securities are original issue discount securities, such portion of the principal amount of those debt securities as may be specified in a prospectus supplement) to be due and payable immediately. If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of a series (or, if any of the debt securities are original issue discount securities, such portion of the principal amount of those debt securities as may be specified in a prospectus supplement) will automatically become immediately due and payable. If an acceleration occurs, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can rescind the acceleration.

         A trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request of any of the holders, unless the holders offer the trustee reasonable indemnity. Subject to the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

         The holders of debt securities of any series will not have any right to institute any proceeding with respect to the applicable indenture unless:
     o the holder has given written notice to the trustee of an event of default;
     o the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity to the trustee to institute that proceeding as trustee; and
     o the trustee fails to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with the written request, within 60 days after such notice, request and offer.

         These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on that debt security on or after the applicable due date specified in the debt security.

         We will be required to furnish to each trustee annually within 120 days of the end of each fiscal year a statement by certain of our officers as to whether or not we are in default in the performance of any of the terms of the applicable indenture.

Modification and Waiver

         Under each indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent.

Defeasance and Covenant Defeasance

         If, and to the extent, indicated in the applicable prospectus supplement, we may elect at any time to have the provisions of the indentures relating to defeasance and discharge of indebtedness and to defeasance of certain restrictive covenants applied to the debt securities of any series, or to any specified part of a series.

         Defeasance and Discharge. The indentures provide that, upon the exercise of our option (if any), we will be discharged from all our obligations with respect to the applicable debt securities upon the deposit in trust for the benefit of the holders of those debt securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on those debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Any additional conditions to the discharge of our obligations with respect to a series of debt securities will be described in an applicable prospectus supplement.

         Defeasance of Certain Covenants. The indentures provide that, upon the exercise of our option (if any), we may be released from our obligation to comply with certain restrictive covenants described in an applicable prospectus supplement, the occurrence of certain events of default as described in an applicable prospectus supplement will not be deemed to either be or result in an event of default and, if those debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, in each case with respect to those debt securities. In order to exercise this option, we must deposit, in trust for the benefit of the holders of those debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on those debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and the debt securities. Any additional conditions to exercising this option with respect to a series of debt securities will be described in an applicable prospectus supplement.

Notices

         Notices to holders of debt securities will be given by mail to the addresses of the holders as they may appear in the security register.

Title

         We, the trustees and any agent of ours or a trustee may treat the person in whose name a debt security is registered as the owner of the debt security, whether or not that debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

         The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

             DESCRIPTION OF TSFG JUNIOR SUBORDINATED DEBT SECURITIES

         This section describes the general terms and provisions of our junior subordinated debt securities. Our senior debt securities and subordinated debt securities are described under "Description of TSFG Senior and Subordinated Debt Securities." The applicable prospectus supplement will describe the specific terms of the series of junior subordinated debt securities, which are sometimes referred to in this section as "debt securities," offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. The junior subordinated debt securities will be issued under a junior subordinated indenture, which is sometimes referred to in this section as the "indenture," between us and the junior subordinated trustee named in the applicable prospectus supplement.

         We have summarized the material terms and provisions of the indenture in this section. We have also filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part. You should read the form of indenture for provisions that may be important to you.

         The indenture under which the junior subordinated securities will be issued does not limit the amount of debt which we or our subsidiaries may incur.

General

         The junior subordinated debt securities will be our direct unsecured obligations. The junior subordinated indenture does not limit the principal amount of junior subordinated debt securities that we may issue. The junior subordinated indenture permits us to issue junior subordinated debt securities from time to time and junior subordinated debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture.

         The junior subordinated debt securities will be unsecured and will rank equally with all of our other junior subordinated debt securities and, together with such other junior subordinated debt securities, will be subordinated to all of our existing and future "senior debt" (as defined below for purposes of this section). See "--Subordination" below.

         A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
     o    the title of the debt securities;
     o    the total principal amount of the debt securities of that series;
     o the dates on which the principal of and any premium on the debt securities will be payable;
     o    the maturity date of the debt securities;
     o    if the debt securities will bear interest:
          o the interest rate on the debt securities or the method by which the interest rate may be determined;
          o whether payment of interest will be contingent in any respect and/or the interest rate reset;
          o    the date from which interest will accrue;
          o    the record and interest payment dates for the debt securities;
          o    the first interest payment date; and
          o    any circumstances under which we may defer interest payments;
     o    any remarketing or extension features of the debt securities;
     o    the place or places where:
          o    we can make payments on the debt securities;
          o the debt securities can be surrendered for registration of transfer or exchange; and
          o notices and demands can be given to us relating to the debt securities and under the indenture;
     o any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;
     o any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;
     o whether the debt securities will be convertible into or exchangeable for shares of our common stock, shares of our preferred stock or our depositary shares and, if so, the terms and conditions of any such conversion or exchange, and, if convertible into or exchangeable for shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares;
     o if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the indenture specifically relating to the bearer securities;
     o the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;
     o any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;
     o whether the provisions described below under the heading "--Defeasance and Discharge" apply to the debt securities;
     o any events of default which will apply to the debt securities in addition to those contained in the indenture and any events of default contained in the indenture which will not apply to the debt securities;
     o any additions or changes to or deletions of the covenants contained in the indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;
     o whether all or part of the debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary for those global securities and a description of any book-entry procedures relating to the global securities--a "global security" is a debt security that we issue in accordance with the junior subordinated indenture to represent all or part of a series of debt securities;

     o if we issue temporary global securities, any pecial provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;
     o the identity of the security registrar and paying agent for the debt securities if other than the junior subordinated trustee;
     o any material United States federal tax considerations relevant to the debt securities;
     o any special provisions relating to the payment of any additional amounts on the debt securities;
     o the terms and conditions of any obligation or right of TSFG or a holder to convert or exchange the debt securities into trust preferred securities or other securities;
     o denominations of the debt securities (if other than $1,000 and whole multiples of it for registered securities or other than $5,000 for bearer securities);
     o if the debt securities are to be issued to a trust, the form of related trust agreement and guarantee agreement;
     o the relative degree of seniority or subordination compared to other series of debt securities; and
     o    any other terms of the debt securities.

         When we use the term "holder" in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register.

Additional Interest

         If the junior subordinated securities of a series are owned by a trust and if the trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest on those junior subordinated debt securities. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by such trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay those taxes, duties, assessments or other charges.

Payment; Exchange; Transfer

         We will designate a place of payment where holders can receive payment of the principal of and any premium and interest on the junior subordinated debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the junior subordinated debt securities by mailing a check to the person listed as the owner of the junior subordinated debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. One of our affiliates may serve as the paying agent under the indenture. Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a junior subordinated debt security:
     o on an interest payment date, to the person in whose name that junior subordinated debt security is registered at the close of business on the record date relating to that interest payment date; and
     o on the date of maturity or earlier redemption or repayment, to the person who surrenders the debt security at the office of our appointed paying agent.

         Any money that we pay to a paying agent for the purpose of making payments on the junior subordinated debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of that debt security can only look to us for the payments on the debt security.

         Any junior subordinated debt securities of a series can be exchanged for other junior subordinated debt securities of that series so long as such other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the junior subordinated debt securities that were surrendered for exchange. The junior subordinated debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the junior subordinated debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the junior subordinated debt securities. If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the junior subordinated debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series.

         In the event of any redemption, neither we nor the junior subordinated trustee will be required to:

     o issue, register the transfer of, or exchange, junior subordinated debt securities of any series during a period beginning at the opening of business 15 days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of that publication or the mailing of that notice; or
     o transfer or exchange any junior subordinated debt securities so selected for redemption, except, in the case of any junior subordinated debt securities being redeemed in part, any portion thereof not to be redeemed.

Denominations

         Unless we state otherwise in the applicable prospectus supplement, the junior subordinated debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000, or in bearer form in denominations of $5,000 each.

Bearer Debt Securities

         If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of junior subordinated debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to junior subordinated debt securities in registered form, and will summarize provisions of the junior subordinated indenture that relate specifically to bearer debt securities.

Original Issue Discount

         Junior subordinated debt securities may be issued under the junior subordinated indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a junior subordinated debt security is an original issue discount security, that means that an amount less than the principal amount of that debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the junior subordinated indenture. The applicable prospectus supplement will describe the material federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Option to Defer Interest Payments

         If provided in the applicable prospectus supplement, we will have the right from time to time to defer payment of interest on a series of junior subordinated debt securities for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of such junior subordinated debt securities. Any material United States federal income tax consequences or other special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Restrictions on Certain Payments, Including on Deferral of Interest

         Unless otherwise specified in the applicable prospectus supplement, if:

     o there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time, or both, would be an event of default with respect to a series of junior subordinated debt securities of which we have actual knowledge and which we have not taken reasonable steps to cure;
     o the junior subordinated debt securities of a series are held by a trust and we shall be in default relating to our payment of any obligations under the corresponding guarantee; or
     o we shall have given notice of our election to defer payments of interest on a series of junior subordinated debt securities by extending the interest payment period and that period, or any extension of that period, shall be continuing;

         then:
     o we shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;
     o we shall not make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debt securities (except for partial payments of interest with respect to the junior subordinated debt securities); and
     o we shall not make any payment under any guarantee that ranks equally with or junior to our guarantee related to the trust preferred securities.

         The restrictions listed above do not apply to:
     o any repurchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) the issuance of our capital stock, or securities convertible into or exercisable for our capital stock, as consideration in an acquisition transaction entered into prior to the applicable event of default, default or extension period, as the case may be;
     o any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;
     o any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of that capital stock or the securities being converted or exchanged;
     o any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;
     o payments by us under any guarantee agreement executed for the benefit of the holders of the trust preferred securities; or
     o any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of those warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to that stock.

Redemption

         Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be subject to any sinking fund and will not be redeemable at the option of the holder.

         Unless otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem the junior subordinated debt securities of any series in whole at any time or in part from time to time. If the junior subordinated debt securities of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify that date or describe those conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debt security so redeemed will equal 100% of the principal amount of that junior subordinated debt security plus accrued and unpaid interest (including additional interest) to the redemption date.

         Except as otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem a series of junior subordinated debt securities in whole, but not in part, at any time within 90 days after the occurrence of a tax event, investment company event or capital treatment event, each as defined below, at a redemption price equal to 100% of the principal amount of the junior subordinated debt securities then outstanding plus accrued and unpaid interest (including additional interest) to the redemption date.

         Unless otherwise specified in the applicable prospectus supplement, the term "tax event" means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by that trust, there is more than an insubstantial risk that:
     o that trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities;
     o interest payable by TSFG on the series of corresponding junior subordinated debt securities is not, or within 90 days of the date of the opinion, will not be, deductible by TSFG, in whole or in part, for United States federal income tax purposes; or
     o that trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         Unless otherwise specified in the applicable prospectus supplement, the term "investment company event" means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the prospectus supplement relating to the issuance of the trust preferred securities.

         Unless otherwise specified in the applicable prospectus supplement, the term "capital treatment event" means our reasonable determination that, as a result of any amendment to, or change in, including any announced prospective change in, the laws or regulations of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by that trust, there is more than an insubstantial risk that TSFG will not be entitled to treat an amount equal to the liquidation amount of those trust preferred securities as Tier I capital, or the then-equivalent thereof, for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to TSFG.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address. However, if the debt securities are held by a trust, notice shall be mailed at least 45 days but not more than 75 days before the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the junior subordinated debt securities or portions thereof called for redemption.

Limitation on Mergers and Sales of Assets

         The junior subordinated indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:
     o the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the junior subordinated indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the junior subordinated indenture;
     o immediately after the transaction, and giving effect to the transaction, no event of default under the junior subordinated indenture exists; and
     o    certain other conditions as prescribed in the indenture are met.

         If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the junior subordinated indenture, the resulting or acquiring entity will be substituted for us in that indenture with the same effect as if it had been an original party to the indenture. As a result, the successor entity may exercise our rights and powers under the junior subordinated indenture, in our name and, except in the case of a lease of all or substantially all of our properties and assets, we will be released from all our liabilities and obligations under the indenture and under the junior subordinated debt securities.

Events of Default, Waiver and Notice

         Unless otherwise specified in the applicable prospectus supplement, an "event of default" when used in the junior subordinated indenture with respect to any series of junior subordinated debt securities, means any of the following:
     o failure to pay interest (including any additional interest) on a junior subordinated debt security of that series for 30 days after the payment is due (subject to the deferral of any due date in the case of an extension period);
     o failure to pay the principal of or any premium on any junior subordinated debt security of that series when due, whether at maturity, upon redemption or otherwise;
     o    certain events in bankruptcy, insolvency or reorganization of TSFG; or
     o any other event of default that may be specified for the junior subordinated debt securities of that series when that series is created.

         If an event of default under the junior subordinated indenture occurs and continues, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series may declare the entire principal of and all accrued but unpaid interest on all debt securities of that series to be due and payable immediately. If the trustee or the holders of junior subordinated debt securities do not make such a declaration and the junior subordinated debt securities of that series are held by a trust or trustee of that trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities shall have that right.

         If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of that series can, subject to certain conditions (including, if the junior subordinated debt securities of that series are held by a trust or a trustee of that trust, the consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities), rescind the declaration. If the holders of the junior subordinated debt securities do not rescind that declaration and the junior subordinated debt securities are held by a trust or trustee of that trust, the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities shall have that right.

         The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series may, on behalf of all holders of that series, waive any past default, except:
     o    a default in payment of principal or any premium or interest; or
     o a default under any provision of the junior subordinated indenture which itself cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security of that series.

         If the junior subordinated debt securities of that series are held by a trust or a trustee of that trust, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities. If the holders of junior subordinated debt securities do not waive the default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities shall have that right.

         The holders of a majority in principal amount of the junior subordinated debt securities of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee under the junior subordinated indenture.

         We are required to file an officers' certificate with the junior subordinated trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the junior subordinated indenture.

         If the junior subordinated debt securities of any series are held by a trust or a trustee of that trust, a holder of the related trust preferred securities may institute a direct action if we fail to make interest or other payments on the corresponding junior subordinated debt securities when due, taking account of any extension period. A direct action may be brought without first:
     o directing the property trustee to enforce the terms of the corresponding junior subordinated debt securities; or
     o suing us to enforce the property trustee's rights under the junior subordinated debt securities.

         This right of direct action cannot be amended in a manner that would impair the rights of the holders of trust preferred securities thereunder without the consent of all holders of affected trust preferred securities.

Covenants Contained in Junior Subordinated Indenture

         The junior subordinated indenture does not contain restrictions on our ability to:
     o incur, assume or become liable for any type of debt or other obligation;
     o    create liens on our property for any purpose; or
     o pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under "--Restrictions on Certain Payments, Including on Deferral of Interest" above.

         The junior subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the junior subordinated indenture does not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the junior subordinated debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of those debt securities.

No Protection in the Event of a Highly Leveraged Transaction

         The junior subordinated indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Distribution of the Junior Subordinated Debt Securities

         If a series of junior subordinated debt is owned by a trust, under circumstances involving the dissolution of the trust, which will be discussed more fully in the applicable prospectus supplement, the junior subordinated debt securities may be distributed to the holders of the trust securities in liquidation of that trust, provided that any required regulatory approval is obtained. See "Description of Trust Preferred Securities--Liquidation Distribution upon Dissolution."

Modification of Junior Subordinated Indenture

         Under the junior subordinated indenture, certain of our rights and obligations and certain of the rights of holders of the junior subordinated debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:
     o a change in the stated maturity date of any payment of principal or interest, including any additional interest (other than to the extent set forth in the applicable junior subordinated debt security);
     o a reduction in payments due on the junior subordinated debt securities;
     o a change in the place of payment or currency in which any payment on the junior subordinated debt securities is payable;
     o a limitation of a holder's right to sue us for the enforcement of payments due on the junior subordinated debt securities;
     o a reduction in the percentage of outstanding junior subordinated debt securities required to consent to a modification or amendment of the junior subordinated indenture or required to consent to a waiver of compliance with certain provisions of that indenture or certain defaults under that indenture;
     o a reduction in the requirements contained in the junior subordinated indenture for quorum or voting;
     o a limitation of a holder's right, if any, to repayment of junior subordinated debt securities at the holder's option;
     o in the case of junior subordinated debt securities convertible into common stock, a limitation of any right to convert those debt securities; and
     o a modification of any of the foregoing requirements contained in the junior subordinated indenture.

         Under the junior subordinated indenture, the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of those series of debt securities, waive compliance by us with any covenant or condition contained in the junior subordinated indenture unless we specify that the covenant or condition cannot be so waived at the time we establish the series.

         If the junior subordinated debt securities are held by a trust or the trustee of that trust, no modification may be made that adversely affects the holders of the related trust preferred securities in any material respect, and no termination of the junior subordinated indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of trust preferred securities of that trust. If the consent of the holder of each outstanding junior subordinated debt security is required for that modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of related trust preferred securities.

         We and the junior subordinated trustee may execute, without the consent of any holder of junior subordinated debt securities, any supplemental junior subordinated indenture for the purposes of:
     o    creating any new series of junior subordinated debt securities;
     o evidencing the succession of another corporation to us, and the assumption by that successor of our covenants contained in the junior subordinated indenture and the junior subordinated debt securities;
     o adding covenants of us for the benefit of the holders of all or any series of junior subordinated debt securities, transferring any property to or with the junior subordinated trustee or surrendering any of our rights or powers under the junior subordinated indenture;
     o adding any additional events of default for all or any series of junior subordinated debt securities;
     o changing or eliminating any restrictions on the payment of principal or premium, if any, on junior subordinated debt securities in registered form, permitting and facilitating the issuance of junior subordinated debt securities in uncertificated form and modifying certain provisions with respect to bearer securities, provided any such action shall not adversely affect the interests of the holders of the junior subordinated debt securities of any series in any material respect;
     o changing or eliminating any of the provisions of the junior subordinated indenture, provided that any such change or elimination shall become effective only when there is no junior subordinated debt security outstanding of any series created prior to the execution of that supplemental indenture which is entitled to the benefit of those provisions, or shall not apply to any junior subordinated debt security outstanding;
     o evidencing and providing for the acceptance of appointment under the junior subordinated indenture by a successor trustee with respect to the junior subordinated debt securities of one or more series and adding to or changing any of the provisions of the junior subordinated indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee in accordance with the junior subordinated indenture;
     o curing any ambiguity, correcting or supplementing any provision in the junior subordinated indenture which may be defective or inconsistent with any other provision therein or making any other provisions with respect to matters or questions arising under the junior subordinated indenture which shall not be inconsistent with any provision therein, provided those other provisions shall not adversely affect the interests of the holders of the junior subordinated debt securities of any series in any material respect or, in the case of the junior subordinated debt securities of a series issued to a trust and for so long as any of the corresponding series of trust preferred securities issued by such trust shall remain outstanding, the holders of those trust preferred securities; or
     o adding to, changing or eliminating any provision of the junior subordinated indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that action shall not adversely affect the interest of the holders of junior subordinated debt securities of any series in any material respect.

Defeasance and Discharge

         Defeasance and Discharge. At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if:
     o we deposit with the junior subordinated trustee, in trust, sufficient money or, if the junior subordinated debt securities of that series are denominated and payable in U.S. dollars only, "eligible instruments," to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the junior subordinated indenture and the terms of those debt securities;

     o we deliver to the junior subordinated trustee an opinion of counsel that states that the holders of the junior subordinated debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made;
     o if the junior subordinated debt securities of that series are listed on any domestic or foreign securities exchange, those debt securities will not be delisted as a result of the deposit; and
     o    we comply with certain other conditions specified in the indenture.

         When we use the term "eligible instruments" in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and essentially risk free as to collection of principal and interest, including:
     o direct obligations of the United States backed by the full faith and credit of the United States; or
     o any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

         In the event that we deposit money and/or eligible instruments in trust and discharge our obligations under a series of junior subordinated debt securities as described above, then:
     o the junior subordinated indenture, including the subordination provisions contained in the junior subordinated indenture, will no longer apply to the junior subordinated debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the junior subordinated trustee, to register the transfer and exchange of junior subordinated debt securities, to replace lost, stolen or mutilated junior subordinated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and
     o holders of junior subordinated debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series.

         Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If we so provide and we make the deposit and deliver the opinion of counsel described above in this section under the heading "--Defeasance and Discharge" we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the junior subordinated indenture and the junior subordinated debt securities, other than with respect to the covenants specifically referred to above, will remain in effect.

         If we exercise our option not to comply with the covenants listed above and the junior subordinated debt securities of the series become immediately due and payable because an event of default under the junior subordinated indenture has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or eligible instruments on deposit with the junior subordinated trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the junior subordinated indenture and the terms of the junior subordinated debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments.

Conversion or Exchange

         The junior subordinated debt securities may be convertible or exchangeable into junior subordinated debt securities of another series, into trust preferred securities or into our common stock or preferred stock, on the terms provided in the applicable prospectus supplement. Those terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

         The junior subordinated debt securities will be subordinate to all of our existing and future senior debt. For purposes of this section, our "senior debt" includes our senior debt securities and our subordinated debt securities and means any obligation of ours to our creditors, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is not senior debt. Our trade accounts payable and accrued liabilities arising in the ordinary course of business, our junior subordinated debt securities and our guarantees of any debt securities issued to a Trust are excluded from the definition of our "senior debt." Unless specified otherwise in the applicable prospectus supplement, the junior subordinated debt securities will rank on a parity with obligations evidenced by any debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us that is, directly or indirectly, our financing vehicle.

         If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the junior subordinated debt securities. In such an event, we will pay or deliver directly to the holders of senior debt any payment or distribution otherwise payable or deliverable to holders of the junior subordinated debt securities. We will make the payments to the holders of senior debt according to priorities existing among those holders until we have paid all senior debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the junior subordinated debt securities so long as:
     o the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and
     o payment on those securities is subordinate to outstanding senior debt and any securities issued with respect to senior debt under the plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the junior subordinated debt securities.

         If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on senior debt:
     o    the holders of junior subordinated debt securities,
     o together with the holders of any of our other obligations ranking equal with those junior subordinated debt securities,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the junior subordinated debt securities and those other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those junior subordinated debt securities.

         If we violate the junior subordinated indenture by making a payment or distribution to holders of the junior subordinated debt securities before we have paid all the senior debt in full, then those holders of the junior subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the senior debt outstanding at the time. The payment or transfer to the holders of the senior debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of junior subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of senior debt so long as:
     o the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and
     o payment on those securities is subordinate to outstanding senior debt and any securities issued with respect to senior debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those junior subordinated debt securities.

         Because of the subordination, if we become insolvent, holders of senior debt may receive more, ratably, and holders of the junior subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the junior subordinated indenture in connection with the junior subordinated debt securities.

         We may modify or amend the junior subordinated indenture as provided under "--Modification of Junior Subordinated Indenture" above. However, the modification or amendment may not, without the consent of the holders of all senior debt outstanding, modify any of the provisions of the junior subordinated indenture relating to the subordination of the junior subordinated debt securities in a manner that would adversely affect the holders of senior debt.

         The junior subordinated indenture places no limitation on the amount of senior debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior debt.

Governing Law

         The junior subordinated indenture and the junior subordinated debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Trustee

         The junior subordinated trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the trustee is under no obligation to exercise any of the powers under the junior subordinated indenture at the request, order or direction of any holders of junior subordinated debt securities unless offered reasonable indemnification.


         DESCRIPTION OF LLC DEBT SECURITIES AND RELATED TSFG GUARANTEES

         This section describes the general terms and provisions of the debt securities that may be offered by one or more of our LLCs and our related guarantees of those debt securities. The applicable prospectus supplement will describe the specific terms of the series of debt securities, which are sometimes referred to in this section as "LLC debt securities," and related guarantees offered through that prospectus supplement and any general terms outlined in this section that will not apply to those LLC debt securities and related guarantees. The LLC debt securities and our related guarantees will be issued under an indenture, which is sometimes referred to in this section as the "indenture," among the applicable LLC, us and the trustee named in the applicable prospectus supplement.

         We have summarized the material terms and provisions of the indenture in this section. We have also filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. You should read the form of indenture for provisions that may be important to you. The indenture under which the LLC debt securities will be issued does not limit the amount of debt which we or our subsidiaries may incur or guarantee.

General

         Unless specified otherwise in the applicable prospectus supplement, the LLC debt securities will be senior unsecured obligations of the applicable LLC. The indenture does not limit the principal amount of LLC debt securities that the LLCs may issue. The indenture permits the LLCs to issue LLC debt securities from time to time and LLC debt securities issued under the indenture will be issued as part of a series that has been established by an LLC under the indenture.

         Unless otherwise specified in the applicable prospectus supplement, an LLC's only assets will be common or preferred stock of TSFG. As a result, an LLC's ability to make payments on the LLC debt securities depends on its receipt of dividends from TSFG.

         A prospectus supplement relating to a series of LLC debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
     o    the title of the LLC debt securities;
     o    the total principal amount of the LLC debt securities of that series;
     o the date or dates on which the principal of and any premium on the LLC debt securities will be payable;
     o    the maturity date of the LLC debt securities;
     o    if the LLC debt securities will bear interest:
          o the interest rate on the LLC debt securities or the method by which the interest rate may be determined;
          o whether payment of interest will be contingent in any respect and/or the interest rate reset;
          o    the date from which interest will accrue;
          o the record and interest payment dates for the LLC debt securities;
          o    the first interest payment date; and
          o    any circumstances under which an LLC may defer interest payments;

     o    any remarketing or extension features of the LLC debt securities;
     o    the place or places where:
          o an LLC can make payments on the LLC debt securities and we can make payments on our related guarantees;
          o the LLC debt securities can be surrendered for registration of transfer or exchange; and
          o notices and demands can be given to an LLC relating to the LLC debt securities and to us with respect to our related guarantees and under the indenture;
     o any optional redemption provisions that would permit an LLC or the holders of LLC debt securities to elect redemption of the LLC debt securities before their final maturity;
     o any sinking fund provisions that would obligate the issuing LLC to redeem its LLC debt securities before their final maturity;
     o whether the LLC debt securities will be convertible into or exchangeable for shares of our common stock, shares of our preferred stock or our depositary shares and, if so, the terms and conditions of any such conversion or exchange, and, if convertible into or exchangeable for shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares;
     o if the LLC debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the indenture specifically relating to the bearer securities;
     o the currency or currencies in which the LLC debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;
     o any circumstances under which the LLC debt securities may be paid in a currency other than the currency in which the LLC debt securities are denominated and any provisions relating thereto;
     o whether the provisions described below under the heading "--Defeasance and Discharge" apply to the LLC debt securities;
     o any events of default which will apply to the LLC debt securities in addition to those contained in the indenture and any events of default contained in the indenture which will not apply to the LLC debt securities;
     o any additions or changes to or deletions of the covenants contained in the indenture and the ability, if any, of the holders to waive an LLC's compliance with those additional or changed covenants;
     o whether all or part of the LLC debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary for those global securities and a description of any book-entry procedures relating to the global securities--a "global security" is a LLC debt security that an LLC issues in accordance with the indenture to represent all or part of a series of LLC debt securities;
     o if an LLC issues temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive LLC debt securities;
     o the identity of the security registrar and paying agent for the LLC debt securities if other than the trustee;
     o any material United States federal tax considerations relevant to the LLC debt securities;
     o any special provisions relating to the payment of any additional amounts on the LLC debt securities;
     o the terms and conditions of any obligation or right of an LLC or a holder to convert or exchange the LLC debt securities into trust preferred securities or other securities; and
     o    any other terms of the LLC debt securities and related guarantees.

         When we use the term "holder" in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register.

Additional Interest

         If the LLC debt securities of a series are owned by a trust and the trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then the issuing LLC or TSFG will be required to pay additional interest on the those LLC debt securities. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay those taxes, duties, assessments or other charges.

The Related TSFG Guarantees

         Unless specified otherwise in the applicable prospectus supplement, under the indenture we will unconditionally guarantee on a junior subordinated basis the payment by the related LLC of principal and interest when due (in the case of interest, subject to the LLC's deferral right, with our guarantee applying only at the end of the related extension period) on the LLC debt securities. Our guarantee of LLC debt securities will rank pari passu with our other guarantees of LLC debt securities, our trust preferred securities guarantees and our junior subordinated debt securities as described under "Description of TSFG Junior Subordinated Debt Securities--Subordination," and the term "senior debt" has the same meaning in this section as in that section.

Payment; Exchange; Transfer

         The issuing LLC or TSFG will designate a place of payment where holders can receive payment of the principal of and any premium and interest on the LLC debt securities. Even though an LLC or TSFG will designate a place of payment, the LLC may elect to pay any interest on the LLC debt securities by mailing a check to the person listed as the owner of the LLC debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. One of our affiliates may serve as the paying agent under the indenture. Unless stated otherwise in the applicable prospectus supplement, that LLC will pay interest on an LLC debt security:
     o on an interest payment date, to the person in whose name that LLC debt security is registered at the close of business on the record date relating to that interest payment date; and
     o on the date of maturity or earlier redemption or repayment, to the person who surrenders the debt security at the office of our appointed paying agent.

         Any money that is paid to a paying agent for the purpose of making payments on the LLC debt securities and that remains unclaimed two years after the payments were due will, at the LLC's or TSFG's request, subject to applicable escheat law, be returned to the LLC or TSFG and after that time any holder of the debt security can only look to an LLC or TSFG for the payments on the debt security.

         Any LLC debt securities of a series can be exchanged for other LLC debt securities of that series issued by the same LLC so long as such other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the LLC debt securities that were surrendered for exchange. The LLC debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by the issuing LLC for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the LLC debt securities, but the issuing LLC may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the LLC debt securities. If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by an LLC where holders can surrender the LLC debt securities for registration of transfer or exchange, the LLC may at any time rescind the designation of any such office or agency or approve a change in the location. However, an LLC will be required to maintain an office or agency in each place of payment for that series.

         In the event of any redemption, neither the issuing LLC nor the trustee will be required to:
     o issue, register the transfer of, or exchange, LLC debt securities of any series during a period beginning at the opening of business 15 days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of that publication or the mailing of that notice; or
     o transfer or exchange any LLC debt securities so selected for redemption, except, in the case of any LLC debt securities being redeemed in part, any portion thereof not to be redeemed.

Denominations

         Unless stated otherwise in the applicable prospectus supplement, the LLC debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Bearer Debt Securities

         If an LLC ever issues bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of LLC debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to LLC debt securities in registered form, and will summarize provisions of the indenture that relate specifically to bearer debt securities.

Original Issue Discount

         LLC debt securities may be issued under the indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a LLC debt security is an original issue discount security, that means that an amount less than the principal amount of that debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the indenture. The applicable prospectus supplement will describe the material federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Option to Defer Interest Payments

         If provided in the applicable prospectus supplement, the issuing LLC will have the right from time to time to defer payment of interest on a series of its LLC debt securities for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of such LLC debt securities. Any material United States federal income tax consequences or other special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Restrictions on Certain Payments, Including on Deferral of Interest

         Unless otherwise specified in the applicable prospectus supplement, if:
     o there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time, or both, would be an event of default with respect to a series of LLC debt securities of which we have actual knowledge and which we have not taken reasonable steps to cure;
     o the LLC debt securities of a series are held by a trust and we shall be in default relating to its payment of any obligations under the corresponding guarantee; or
     o the issuing LLC shall have given notice of its election to defer payments of interest on a series of its LLC debt securities by extending the interest payment period and that period, or any extension of that period, shall be continuing;
then:
     o we shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;
     o we shall not make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with or junior to our related guarantees described above under "--The Related TSFG Guarantees"; and
     o we shall not make any payment under any guarantee that ranks equally with or junior to our related guarantees.

The restrictions listed above do not apply to:
     o any repurchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) our issuance of capital stock, or securities convertible into or exercisable for our capital stock, as consideration in an acquisition transaction entered into prior to the applicable event of default, default or extension period, as the case may be;
     o any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;
     o any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of that capital stock or the securities being converted or exchanged;
     o any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

     o payments by us under any guarantee agreement executed for the benefit of the holders of the trust preferred securities; or
     o any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of those warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to that stock.

Redemption

         Unless otherwise specified in the applicable prospectus supplement, the LLC debt securities will not be subject to any sinking fund and will not be redeemable at the option of the holder.

         Unless otherwise specified in the applicable prospectus supplement, the issuing LLC may, at its option and subject to receipt of prior approval by the Federal Reserve, if required, redeem its LLC debt securities of any series in whole at any time or in part from time to time. If LLC debt securities of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify that date or describe those conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any LLC debt security so redeemed will equal 100% of the principal amount of that LLC debt security plus accrued and unpaid interest (including additional interest) to the redemption date.

         Except as otherwise specified in the applicable prospectus supplement, the issuing LLC may, at its option and subject to receipt of prior approval by the Federal Reserve, if required, redeem a series of its LLC debt securities in whole, but not in part, at any time within 90 days after the occurrence of a tax event, investment company event or capital treatment event, each as defined below, at a redemption price equal to 100% of the principal amount of the LLC debt securities then outstanding plus accrued and unpaid interest (including additional interest) to the redemption date.

         Unless otherwise specified in the applicable prospectus supplement, the term "tax event" means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by that trust, there is more than an insubstantial risk that:
     o that trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of LLC debt securities;
     o interest payable by an LLC on the series of corresponding LLC debt securities is not, or within 90 days of the date of the opinion, will not be, deductible by TSFG, in whole or in part, for United States federal income tax purposes in its consolidated federal income tax return; or
     o that trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     Unless otherwise specified in the applicable prospectus supplement, the term "investment company event" means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the prospectus supplement relating to the issuance of the trust preferred securities.

         Unless otherwise specified in the applicable prospectus supplement, the term "capital treatment event" means our reasonable determination that, as a result of any amendment to, or change in, including any announced prospective change in, the laws or regulations of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by that trust, there is more than an insubstantial risk that TSFG will not be entitled to treat an amount equal to the liquidation amount of those trust preferred securities as

Tier I capital, or the then-equivalent thereof, for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to TSFG.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of LLC debt securities to be redeemed at its registered address. However, if the debt securities are held by a trust, notice shall be mailed at least 45 days but not more than 75 days before the redemption date. Unless an LLC defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the LLC debt securities or portions thereof called for redemption.

Limitation on Mergers and Sales of Assets

         The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:
     o the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including our guarantee of the LLC debt securities;
     o immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
     o    certain other conditions as prescribed in the indenture are met.

         If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in that indenture with the same effect as if it had been an original party to the indenture. As a result, the successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease of all or substantially all of our properties and assets, we will be released from all our liabilities and obligations under the indenture.

         An LLC may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the applicable prospectus supplement. An LLC may, at our request, with the consent of TSFG but without the consent of the holders of the LLC debt securities or the trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, an LLC or trust organized as such under the laws of any state if:

     o    the successor entity either:
          o expressly assumes all of the obligations of the LLC with respect to the LLC debt securities, or
          o substitutes for the LLC debt securities other securities having substantially the same terms as the LLC debt securities, which we refer to as the "successor securities," so long as the successor securities rank the same as the LLC debt securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;
     o the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the LLC debt securities are then listed;
     o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the LLC debt securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;
     o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the LLC debt securities, including any successor securities, in any material respect;
     o the successor entity has a purpose substantially identical to that of the LLC;
     o prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the LLC experienced in such matters to the effect that:
          o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the LLC debt securities, including any successor securities, in any material respect, and
          o following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the LLC nor the successor entity will be required to register as an investment company under the Investment Company Act; and

     o we or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the applicable guarantee.

         Notwithstanding the foregoing, an LLC may not, except with the consent of holders of 100% of the LLC debt securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the LLC or the successor entity to be classified as other than a disregarded entity or grantor trust for United States federal income tax purposes.

Events of Default, Waiver and Notice

         Unless otherwise specified in the applicable prospectus supplement, an "event of default" when used in the indenture with respect to any series of LLC debt securities, means any of the following:
     o failure to pay interest (including any additional interest) on an LLC debt security of that series for 30 days after the payment is due (subject to the deferral of any due date in the case of an extension period);
     o failure to pay the principal of or any premium on any LLC debt security of that series when due, whether at maturity, upon redemption or otherwise;
     o certain events in bankruptcy, insolvency or reorganization of TSFG or the LLC; or
     o any other event of default that may be specified for the LLC debt securities of that series when that series is created.

         If an event of default under the indenture occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding LLC debt securities of that series may declare the entire principal of and all accrued but unpaid interest on all debt securities of that series to be due and payable immediately. If the trustee or the holders of LLC debt securities do not make such a declaration and the LLC debt securities of that series are held by a trust or trustee of that trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities shall have that right.

         If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding LLC debt securities of that series can, subject to certain conditions (including, if the LLC debt securities of that series are held by a trust or a trustee of that trust, the consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities), rescind the declaration. If the holders of the LLC debt securities do not rescind that declaration and the LLC debt securities are held by a trust or trustee of that trust, the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities shall have that right.

         The holders of a majority in aggregate principal amount of the outstanding LLC debt securities of any series may, on behalf of all holders of that series, waive any past default, except:
     o    a default in payment of principal or any premium or interest; or
     o a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holder of each outstanding LLC debt security of that series.

         If the LLC debt securities of that series are held by a trust or a trustee of that trust, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities. If the holders of LLC debt securities do not waive the default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities shall have that right.

         The holders of a majority in principal amount of the LLC debt securities of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture.

         The applicable LLC and TSFG are each required to file an officers' certificate with the trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the indenture.

         If the LLC debt securities of any series are held by a trust or a trustee of that trust, a holder of the related trust preferred securities may institute a direct action if the issuing LLC fails to make interest or other payments on the corresponding LLC debt securities when due, taking account of any extension period. A direct action may be brought without first:
     o directing the property trustee to enforce the terms of the corresponding LLC debt securities or our related guarantees, or
     o suing the LLC or us to enforce the property trustee's rights under the LLC debt securities or our related guarantees.

         This right of direct action cannot be amended in a manner that would impair the rights of the holders of trust preferred securities thereunder without the consent of all holders of affected trust preferred securities.

Covenants Contained in Indenture

         The indenture does not contain restrictions on our ability to:
     o incur, assume or become liable for any type of debt or other obligation;
     o    create liens on our property for any purpose; or
     o pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under "--Restrictions on Certain Payments, Including on Deferral of Interest" above.

         The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions which would require an issuing LLC or us to repurchase or redeem or modify the terms of any of the LLC debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of those LLC debt securities taking into account our related guarantee.

No Protection in the Event of a Highly Leveraged Transaction

         The indenture does not protect holders from a sudden and dramatic decline in our credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Distribution of the LLC Debt Securities

         If a series of LLC debt securities is owned by a trust, under circumstances involving the dissolution of the trust, which will be discussed more fully in the applicable prospectus supplement, the LLC debt securities may be distributed to the holders of the trust securities in liquidation of that trust, provided that any required regulatory approval is obtained. See "Description of Trust Preferred Securities--Liquidation Distribution upon Dissolution."

Modification of Indenture

         Under the indenture, certain rights and obligations of the issuing LLC and us with respect to our related guarantees and certain of the rights of holders of the LLC debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding LLC debt securities of all series affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:
     o a change in the stated maturity date of any payment of principal or interest, including any additional interest (other than to the extent set forth in the applicable LLC debt security);
     o    a reduction in payments due on the LLC debt securities;
     o a change in the place of payment or currency in which any payment on the LLC debt securities is payable;
     o a limitation of a holder's right to sue the LLC for the enforcement of payments due on the LLC debt securities;
     o a reduction in the percentage of outstanding LLC debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of that indenture or certain defaults under that indenture;
     o a reduction in the requirements contained in the indenture for quorum or voting;
     o a limitation of a holder's right, if any, to repayment of LLC debt securities at the holder's option;
     o a release of or change in our obligations as guarantor on a junior subordinated basis of the LLC debt securities other than in accordance with the terms of the indenture;

     o in the case of LLC debt securities convertible into common stock, a limitation of any right to convert those debt securities; and
     o a modification of any of the foregoing requirements contained in the indenture.

         Under the indenture, the holders of at least a majority of the aggregate principal amount of the outstanding LLC debt securities of all series affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of those series of debt securities, waive compliance with any covenant or condition contained in the indenture unless it is specified that the covenant or condition cannot be so waived at the time the series is established.

         If the LLC debt securities are held by a trust or the trustee of that trust, no modification may be made that adversely affects the holders of the related trust preferred securities in any material respect, and no termination of the indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of trust preferred securities of that trust. If the consent of the holder of each outstanding LLC debt security is required for that modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of related trust preferred securities.

         The issuing LLC and the trustee may execute, without the consent of any holder of LLC debt securities, any supplemental indenture for the purposes of:
     o    creating any new series of LLC debt securities;
     o evidencing the succession of another corporation to the LLC or us, as guarantor, and the assumption by that successor of the LLC's covenants contained in the indenture and the LLC debt securities;
     o adding covenants of the LLC or us for the benefit of the holders of all or any series of LLC debt securities, transferring any property to or with the trustee or surrendering any of the LLC's or our rights or powers under the indenture;
     o adding any additional events of default for all or any series of LLC debt securities;
     o changing or eliminating any restrictions on the payment of principal or premium, if any, on LLC debt securities in registered form, permitting and facilitating the issuance of LLC debt securities in uncertificated form and modifying certain provisions with respect to bearer securities, provided any such action shall not adversely affect the interests of the holders of the LLC debt securities of any series in any material respect;
     o changing or eliminating any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there is no LLC debt security outstanding of any series created prior to the execution of that supplemental indenture which is entitled to the benefit of those provisions, or shall not apply to any LLC debt security outstanding;
     o evidencing and providing for the acceptance of appointment under the indenture by a successor trustee with respect to the LLC debt securities of one or more series and adding to or changing any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee in accordance with the indenture;
     o curing any ambiguity, correcting or supplementing any provision in the indenture which may be defective or inconsistent with any other provision therein or making any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with any provision therein, provided those other provisions shall not adversely affect the interests of the holders of the LLC debt securities of any series in any material respect or, in the case of the LLC debt securities of a series issued to a trust and for so long as any of the corresponding series of trust preferred securities issued by that trust shall remain outstanding, the holders of such trust preferred securities; or
     o adding to, changing or eliminating any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that action shall not adversely affect the interest of the holders of LLC debt securities of any series in any material respect.

Defeasance and Discharge

         Defeasance and Discharge. At the time a series of LLC debt securities is established under the indenture, the issuing LLC can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. If so provided, an LLC will be discharged from its obligations on the debt securities of that series if:
     o the LLC deposits with the trustee, in trust, sufficient money or, if the LLC debt securities of that series are denominated and payable in U.S. dollars only, "eligible instruments," to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the indenture and the terms of those debt securities;
     o the LLC delivers to the trustee an opinion of counsel that states that the holders of the LLC debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made;
     o if the LLC debt securities of that series are listed on any domestic or foreign securities exchange, those debt securities will not be delisted as a result of the deposit; and
     o the LLC complies with certain other conditions specified in the indenture.

         When we use the term "eligible instruments" in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and essentially risk free as to collection of principal and interest, including:
     o direct obligations of the United States backed by the full faith and credit of the United States; or
     o any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

         In the event that an LLC deposits money and/or eligible instruments in trust and discharges its obligations under a series of its LLC debt securities as described above, then:
     o the indenture will no longer apply to the LLC debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of LLC debt securities, to replace lost, stolen or mutilated LLC debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and
     o holders of LLC debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series.

         Defeasance of Certain Covenants and Certain Events of Default. At the time a series of LLC debt securities is established under the indenture, the issuing LLC can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If so provided and the LLC makes the deposit and delivers the opinion of counsel described above in this section under the heading "--Defeasance and Discharge" it will not have to comply with any covenant it designates when it establishes the series of debt securities. In the event of a covenant defeasance, an LLC's obligations under the indenture and the LLC debt securities, other than with respect to the covenants specifically referred to above, will remain in effect.

         If an LLC exercises its option not to comply with the covenants listed above and the LLC debt securities of the series become immediately due and payable because an event of default under the indenture has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or eligible instruments on deposit with the trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the indenture and the terms of the LLC debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, the LLC would remain liable for the balance of the payments.

Conversion or Exchange

         The LLC debt securities may be convertible or exchangeable into our debt securities, our preferred or common stock, LLC debt securities of another series or into trust preferred securities, on the terms provided in the applicable prospectus supplement. Those terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the LLC's option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of LLC debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Governing Law

         The indenture and the LLC debt securities and our related guarantees will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Trustee

         The trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the trustee is under no obligation to exercise any of the powers under the indenture at the request, order or direction of any holders of LLC debt securities unless offered reasonable indemnification.


               DESCRIPTION OF TRUST PREFERRED AND DEBT SECURITIES

         The trust preferred and any related debt securities will be issued by a trust under the terms of a trust agreement. Each trust agreement will be qualified as an indenture under the Trust Indenture Act. Each trust may issue only one series of trust preferred securities. The property trustee will act as trustee for each series of trust preferred securities under the applicable trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of trust preferred securities will include those stated in the applicable trust agreement and those made part of the trust agreement by the Trust Indenture Act.

         We have summarized material terms and provisions of the trust preferred securities in this section. This summary is not intended to be complete and is qualified by the trust agreement, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part, the Delaware Statutory Trust Act and the Trust Indenture Act.

         Each trust agreement authorizes the trustees of the applicable trust to issue trust securities on behalf of that trust. The trust preferred and common securities represent undivided beneficial interests in the assets of that trust. We will own, directly or indirectly, including through any intermediate LLC, all of a trust's common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the trust preferred securities except as set forth below under "--Ranking of Common Securities."

         Each trust agreement does not permit the trust to issue any securities other than the trust securities or to incur any indebtedness other than in connection with a conversion, redemption, repurchase, or exchange of, or distribution with respect to, the trust preferred securities as described below under "-Redemption, Conversion, or Exchange." If Units comprised of one or more of the other securities described in this prospectus are offered, each Unit may include one or more undivided interests in a trust preferred security rather than a whole trust preferred security; however, such undivided interests will not be separately transferable except in aggregated multiples equal to whole numbers of trust preferred securities, unless the applicable prospectus supplement specifies otherwise. Under each trust agreement, the property trustee will hold title to the debt securities purchased by that trust for the benefit of the holders of the trust securities. The debt securities will either be junior subordinated debt securities issued by us or debt securities issued by one of the LLCs and guaranteed by us on a junior subordinated basis. In either case, the debt securities will be issued under an indenture. See "Description of TSFG Junior Subordinated Debt Securities," and "Description of LLC Debt Securities and Related TSFG Guarantees."

         We may guarantee the trust preferred securities to the extent provided in an applicable prospectus supplement. The trust preferred securities guarantee agreement we execute for the benefit of the holders of trust preferred securities will be a guarantee on a junior subordinated basis with respect to the related trust securities. However, that guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the trust securities when a trust does not have funds on hand available to make those payments. See "Description of Trust Preferred Securities Guarantees."

         Where the applicable prospectus supplement so provides, the trust preferred securities will be convertible into or exchangeable for common stock or preferred stock of TSFG to the same extent and on the same terms as the underlying debt securities held by the trust.

         The applicable prospectus supplement will set forth any remarketing or extension features of the trust preferred securities.

Distributions

         Distributions on each series of trust preferred securities:

     o    will be cumulative;
     o    will accumulate from the date of original issuance; and
     o will be payable on the dates as specified in the applicable prospectus supplement.

         In the event that any date on which distributions are payable on the trust preferred securities is not a business day, then payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay. Each date on which distributions are payable in accordance with the foregoing is referred to as a "distribution date." The term "distribution" includes any interest payable on unpaid distributions unless otherwise stated. Unless otherwise specified in the applicable prospectus supplement, a "business day" is a day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

         The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in that period. Distributions to which holders of trust preferred securities are entitled but are not paid will accumulate additional distributions at the annual rate if and as specified in the applicable prospectus supplement.

         If provided in the applicable prospectus supplement, we will have the right under the indenture and the corresponding debt securities to defer the payment of interest on any series of the corresponding debt securities held by the trust for up to a number of consecutive interest payment periods that will be specified in the prospectus supplement relating to that series. We refer to this period as an "extension period." No extension period may extend beyond the stated maturity of the corresponding debt securities. As a consequence of any such deferral, distributions on the related trust preferred securities would be deferred by the applicable trust during any extension period, but would continue to accumulate additional distributions at the annual rate set forth in the prospectus supplement for those trust preferred securities. See "Description of TSFG Junior Subordinated Debt Securities--Restrictions on Certain Payments, Including on Deferral of Interest" and "Description of LLC Debt Securities and Related TSFG Guarantees--Restrictions on Certain Payments, Including on Deferral of Interest" for a description of the consequences of our exercise of our deferral right.

         The funds available to each trust for distribution to holders of its trust preferred securities will be limited to payments under the corresponding debt securities in which that trust invests the proceeds from the issuance and sale of its trust securities. If TSFG or our LLC does not make interest payments on the corresponding debt securities, the property trustee will not have funds available to pay distributions on the related trust preferred securities. To the extent a trust has funds legally available for the payment of those distributions and cash sufficient to make those payments, the payment of distributions is guaranteed by us on the basis set forth under "Description of Trust Preferred Securities Guarantees."

         Distributions on applicable trust preferred securities will be payable to the holders of those securities as they appear on the register of the applicable trust on the relevant record dates, which shall be the 15th calendar day, whether or not a business day, before the distribution date.

Redemption, Conversion, or Exchange

         Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any corresponding debt securities, whether at stated maturity or upon earlier redemption as provided in the indenture, the property trustee will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the related trust securities, upon not less than 30 nor more than 60 days' notice. The redemption price will equal the aggregate liquidation amount of the trust securities, as defined below, plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us or our LLC upon the concurrent redemption of the corresponding debt securities. If less than all of any series of corresponding debt securities are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption will be allocated pro rata to the redemption of the related trust preferred securities and the common securities, except as set forth below under "--Ranking of Common Securities." The amount of premium, if any, paid by us or our LLC upon the redemption of all or any part of any series of any corresponding debt securities to be repaid or redeemed on a redemption date will be allocated pro rata to the redemption of the related trust preferred securities and common securities, except as set forth below under "--Ranking of Common Securities."

         Unless otherwise specified in the applicable prospectus supplement, we will have the right to redeem any series of corresponding debt securities:
     o on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or
     o at any time, in whole, but not in part, upon the occurrence of a tax event, investment company event or capital treatment event, in any case subject to receipt of any required prior approval by the Federal Reserve.

         Within 90 days after any "tax event," "investment company event" or "capital treatment event," as described above under "Description of TSFG Junior Subordinated Debt Securities - Redemption" or "Description of LLC Debt Securities and Related TSFG Guarantees - Redemption," in respect of a series of trust preferred securities and common securities that occurs and continues, we will have the right to redeem the corresponding debt securities in whole, but not in part, and thereby cause a mandatory redemption of the related trust preferred securities and common securities in whole, but not in part, at the redemption price. If a tax event, investment company event or capital treatment event in respect of a series of trust preferred securities and common securities occurs and continues, and we do not elect to redeem the corresponding debt securities and thereby cause a mandatory redemption of the related trust preferred securities and common securities or to dissolve the related trust and cause the corresponding debt securities to be distributed to holders of the trust preferred securities and common securities in exchange therefor upon liquidation of the trust as described below, the related trust preferred securities will remain outstanding.

         The term "like amount" means:
     o with respect to a redemption of any series of trust securities, trust securities of that series having a liquidation amount equal to that portion of the principal amount of corresponding debt securities to be contemporaneously redeemed in accordance with the indenture, the proceeds of which will be used to pay the redemption price of those trust securities; and
     o with respect to a distribution of corresponding debt securities to holders of any series of trust securities in exchange therefor in connection with a dissolution or liquidation of a trust, corresponding debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom the corresponding debt securities would be distributed.

         The term "liquidation amount" means the stated amount per trust security as set forth in the applicable prospectus supplement.

         Distribution of Corresponding Debt Securities. We will have the right at any time to liquidate a trust and cause the debt securities to be distributed to the holders of the related trust securities. This may require the prior approval of the Federal Reserve. Upon liquidation of the trust and after satisfaction of the liabilities of creditors of the trust as provided by applicable law, the corresponding debt securities in respect of the related trust securities issued by the trust will be distributed to the holders of the related trust securities in exchange therefor.

         After the liquidation date fixed for any distribution of corresponding debt securities for any series of related trust preferred securities:
     o the series of trust preferred securities will no longer be deemed to be outstanding;
     o the depositary or its nominee, as the record holder of trust preferred securities of that series, will receive a registered global certificate or certificates representing the corresponding debt securities to be delivered upon the distribution;
     o any certificates representing trust preferred securities of that series, not held by The Depository Trust Company, or DTC, or its nominee or surrendered to the exchange agent will be deemed to represent the corresponding debt securities having a principal amount equal to the stated liquidation amount of trust preferred securities of that series, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the trust preferred securities of that series, until those certificates are so surrendered for transfer or reissuance; and
     o all rights of the holders of those trust preferred securities will cease, except the right to receive corresponding debt securities upon surrender.

         Redemption Procedures. Trust preferred securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding debt securities. Redemptions of trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the applicable trust has funds on hand available for the payment of such redemption price. See also "--Ranking of Common Securities" below. Redemptions of trust preferred securities may require prior approval of the Federal Reserve.

         If a trust gives a notice of redemption of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of those trust preferred securities. If those trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the trust preferred securities.

         Notwithstanding the foregoing, distributions payable on or before the redemption date for any trust preferred securities called for redemption will be payable to the holders of those trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:
     o all rights of the holders of those trust preferred securities will cease, except the right of the holders to receive the redemption price and distributions payable in respect of those trust preferred securities on or prior to the redemption date, but without interest; and
     o    those trust preferred securities will cease to be outstanding.

         In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, without any interest or any other payment in respect of any such delay. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the applicable trust or by us pursuant to the guarantee as described under "Description of Trust Preferred Securities Guarantees," distributions on those trust preferred securities will continue to accrue at the then-applicable rate, from the redemption date originally established by the trust for those trust preferred securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

         If less than all of the trust securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust securities to be redeemed shall be allocated pro rata to the trust preferred securities and the common securities based upon the relative liquidation amounts of those classes, except as set forth below under "--Ranking of Common Securities." The property trustee will select the particular trust preferred securities to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding trust preferred securities not previously called for redemption by any method the property trustee deems fair and appropriate, or, if the trust preferred securities are in book-entry only form, in accordance with the procedures of the depositary. The property trustee shall promptly notify the securities registrar in writing of the trust preferred securities selected for redemption and the liquidation amount to be redeemed. For all purposes of the applicable trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.

         Subject to applicable law, including, without limitation, United States federal securities laws, we or our affiliates may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

         Conversion or Exchange. The trust preferred securities may be convertible or exchangeable into our preferred or common stock, or into debt securities of TSFG, an LLC or the trust, on the terms provided in the applicable prospectus supplement. Those terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the trust's option, in which case the number of shares of our common stock or other securities to be received by the holders of trust preferred securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Ranking of Common Securities

         Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, trust preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of those trust preferred securities and common securities, except that upon certain events of default under the applicable trust agreement relating to payment defaults on the corresponding debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.

         In the case of any event of default under a trust agreement resulting from an event of default under the indenture, we, as holder of a trust's common securities, will have no right to act with respect to any such event of default under such trust agreement until the effect of all such events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until all events of default under the trust agreement with respect to those trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the trust preferred securities and not on our behalf, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

         Pursuant to a trust agreement, a trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:
     o    certain events of bankruptcy, dissolution or liquidation of TSFG;
     o the written direction from us, as holder of the trust's common securities, to the property trustee to dissolve the trust and distribute a like amount of the corresponding debt securities to the holders of its trust securities, subject to our having received any required prior approval of the Federal Reserve;
     o redemption of all of its trust preferred securities as described under "--Redemption, Conversion or Exchange--Mandatory Redemption;" and
     o the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

         Except as set forth in the next sentence, if an early dissolution occurs as described above, the property trustee will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding debt securities. If the property trustee determines that this distribution is not practical or if the early dissolution occurs as a result of the redemption of trust preferred securities, then the holders will be entitled to receive out of the assets of the trust available for distribution to holders and after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment. If the trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the trust on its trust securities shall be paid on a pro rata basis, except as set forth above under "--Ranking of Common Securities."

Events of Default; Notice

         Any one of the following events constitutes an event of default under the applicable trust agreement, or a "event of default," regardless of the reason for the event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:
     o the occurrence of an event of default under the indenture with respect to the corresponding debt securities held by the trust;
     o the default by the trust in the payment of any distribution on any trust security of the trust when due and payable, and continuation of that default for a period of 30 days;
     o the default by the trust in the payment of any redemption price of any trust security of the trust when due and payable;
     o the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the applicable trust agreement and the continuation of the default or breach for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach and a request to cure in the manner specified in the trust agreement; or

     o the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

         Within 30 days after any event of default actually known to the property trustee occurs, the property trustee will transmit notice of that event of default to the holders of the trust securities and to the administrative trustees, unless the event of default shall have been cured or waived. We, as sponsor, we or our LLC, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the trust agreement.

         The existence of an event of default under the trust agreement, in and of itself, with respect to the corresponding debt securities does not entitle the holders of the related trust preferred securities to accelerate the maturity of those debt securities.

Removal of Trustees

         Unless an event of default under the indenture has occurred and is continuing, the property trustee and/or the Delaware trustee may be removed at any time by the holder of the common securities. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding related trust preferred securities for cause or if an event of default under the indenture has occurred and is continuing. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-Trustees and Separate Property Trustee

         Unless an event of default under the indenture shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in that capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If an event of default under the indenture has occurred and is continuing, the property trustee alone shall have power to make that appointment.

Merger or Consolidation of Trustees

         Any person into which the property trustee or the Delaware trustee if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which that trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of that trustee under the trust agreement, provided that person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

         A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the applicable trust agreement. The trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the applicable trust preferred securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

     o    the successor entity either:
          o expressly assumes all of the obligations of the trust with respect to the trust preferred securities, or
          o substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, which we refer to as the "successor securities," so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

          o a trustee of the successor entity possessing the same powers and duties as the property trustee is appointed to hold the corresponding debt securities;
          o the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed;
          o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;
          o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;
          o the successor entity has a purpose substantially identical to that of the trust;
          o prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from counsel to the trust experienced in such matters to the effect that:
               o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and
               o following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and
          o we or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the applicable guarantee.

         Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of its trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if that consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

         Except as provided below and under "Description of Trust Preferred Securities Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, the holders of trust preferred securities will have no voting rights.

         We and the administrative trustees may amend a trust agreement without the consent of the holders of the trust preferred securities, unless such amendment will materially and adversely affect the interests of any holder of trust preferred securities, to:
     o cure any ambiguity, correct or supplement any provisions in that trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which may not be inconsistent with the other provisions of the trust agreement; or
     o modify, eliminate or add to any provisions of that trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding, to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act or to ensure the treatment of the trust preferred securities as Tier 1 regulatory capital under prevailing Federal Reserve rules and regulations.

         Any such amendment shall become effective when notice thereof is given to the holders of the trust preferred securities.

         We, the administrative trustees and the property trustee may generally amend a trust agreement with:
     o the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust preferred securities; and

     o receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act.

         However, without the consent of each holder of trust securities, a trust agreement may not be amended to:
     o change the amount or timing of any distribution required to be made in respect of the trust securities as of a specified date; or
     o restrict the right of a holder of trust securities to institute a suit for the enforcement of any such payment on or after that date.

         So long as the property trustee holds any corresponding debt securities, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities:
     o direct the time, method and place of conducting any proceeding for any remedy available to the trustee for the debt securities, or executing any trust or power conferred on the trustee with respect to those debt securities;
     o    waive any past default that is waivable under the indenture;
     o exercise any right to rescind or annul a declaration that the principal of all the corresponding debt securities is due and payable; or
     o consent to any amendment, modification or termination of the indenture or the corresponding debt securities, where that consent shall be required.

         If a consent under the indenture would require the consent of each holder of corresponding debt securities affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the corresponding trust preferred securities.

         The property trustee will notify each holder of the trust preferred securities of any notice of default with respect to the corresponding debt securities. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, before taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that the action would not cause the trust to be classified as other than a grantor trust for United States federal income tax purposes. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities.

         Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the applicable trust agreement.

         No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

         Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

         Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust preferred securities are not held by the depositary, those payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

         Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be Carolina First Bank and any co-paying agent chosen by the property trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to the administrative trustees and to the property trustee. In the event that Carolina First Bank shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company reasonably acceptable to the administrative trustees and to us.

Registrar and Transfer Agent

         Unless otherwise specified in the applicable prospectus supplement, Registrar & Transfer Company will act as registrar and transfer agent for the trust preferred securities.

         Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the applicable trust, but the registrar may require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register or cause to be registered the transfer of its trust preferred securities after those trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

         Other than during the occurrence and continuance of an event of default under the trust agreement, the property trustee undertakes to perform only the duties that are specifically set forth in the applicable trust agreement. After an event of default under the trust agreement, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless it is offered indemnity satisfactory to it by that holder against the costs, expenses and liabilities that might be incurred. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one upon which holders of trust preferred securities are entitled under the applicable trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

         We and our affiliates may maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.

Trust Expenses

         Pursuant to the applicable trust agreement, we, as sponsor, agree to pay:
     o all costs, expenses, and liabilities of the trust (other than obligations of the trust to pay holders of trust securities amounts due pursuant to the terms of the securities);
     o all costs and expenses of the trust, including costs and expenses relating to the organization of the trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of the trust; and
     o any and all taxes, duties, or other governmental charges, other than United States withholding taxes imposed on the trust by a U.S. or other taxing authority.

Governing Law

         The trust agreements will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

         The administrative trustees are authorized and directed to conduct the affairs of and to operate the applicable trust in such a way that it will not be required to register as an "investment company" under the Investment Company Act or characterized as other than a grantor trust for United States federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the corresponding debt securities will be treated as indebtedness of TSFG for United States federal income tax purposes.

         In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the applicable trust or the applicable trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve that end, as long as the action does not materially and adversely affect the interests of the holders of the applicable trust preferred securities.

         Holders of the trust preferred securities have no preemptive or similar rights.

         No trust may borrow money or issue debt, except in connection with a conversion or exchange as described in "- Conversion of Exchange," or mortgage or pledge any of its assets.


                     DESCRIPTION OF TRUST COMMON SECURITIES

         In connection with the issuance of trust preferred securities, the applicable trust will issue one series of common securities. The prospectus supplement relating to that issuance will specify the terms of the common securities, including distributions, redemption, voting and liquidation rights. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the trust preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the trust preferred securities, except as set forth under "Description of Trust Preferred Securities--Ranking of Common Securities." Except in limited circumstances, the common securities of a trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly (including through an intermediate LLC), all of the common securities of the trusts.


          DESCRIPTION OF TRUST PREFERRED AND DEBT SECURITIES GUARANTEES

         Set forth below is a summary of information concerning the guarantee that we will execute and deliver for the benefit of the holders of trust preferred securities when a trust issues trust securities, unless specified otherwise in the applicable prospectus supplement. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee for purposes of the Trust Indenture Act will be named in the applicable prospectus supplement. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities. We have filed the form of the trust preferred securities guarantee as an exhibit to the registration statement of which this prospectus is a part. You should read the trust preferred securities guarantee for additional information before you purchase any trust preferred securities.

         When we refer in this section to the "debt securities" owned by a trust, we mean the junior subordinated debt securities issued by us or the debt securities issued by one of the LLCs and guaranteed by us on a junior subordinated basis, as specified in the applicable prospectus supplement.

General

         Under a trust preferred securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust securities, except to the extent paid by the applicable trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, the following payments, which are referred to as "guarantee payments," without duplication:
     o any accumulated and unpaid distributions that are required to be paid on the trust preferred securities, to the extent the trust has funds available for distributions;
     o the redemption price relating to any trust preferred securities called for redemption by the trust, to the extent the trust has funds available for redemptions;
     o any amount due on or under any due bill or other debt security issued by or on behalf of the trust in respect of any trust preferred securities in accordance with the terms of those trust preferred securities and the trust agreement, to the extent that the trust has funds available for payment of those amounts; and
     o upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust, other than in connection with the distribution of debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of:
          o the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment to the extent the trust has funds available; and
          o the amount of assets of the trust remaining for distribution to holders of the trust preferred securities in liquidation of the trust.

         The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.

         Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable trust to pay those amounts to such holders.

         A trust preferred securities guarantee will not apply to any payment of distributions except to the extent a trust shall have funds available for those payments. If we do not make interest payments on the junior subordinated debt securities purchased by a trust, or an LLC does not make interest payments on the debt issued by it and purchased by a trust, the trust will not pay distributions on the trust preferred securities and will not have funds available for those payments. See "--Status of the Guarantees" below. Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise described in the applicable prospectus supplement, the trust preferred securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

         A trust preferred securities guarantee, when taken together with our obligations under the indenture under which the related debt securities are issued and the applicable trust agreement, including in each case our obligations to pay costs, expenses, debts and liabilities of the applicable trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities.
Unless otherwise specified in the applicable prospectus supplement, we will also agree separately to irrevocably and unconditionally guarantee the obligations of each trust with respect to the common securities to the same extent as the trust preferred securities guarantees.

Status of the Guarantees

         A guarantee will be unsecured and will rank:
     o subordinate and junior in right of payment to all our other liabilities in the same manner as our junior subordinated debt securities as set forth in the junior subordinated indenture; and
     o equally with all other trust preferred security guarantees that we issue, all other LLC debt security guarantees that we issue in the form filed as an exhibit to the registration statement of which this prospectus is a part, our junior subordinated debt securities described in this prospectus and any of our other obligations that rank equally with that guarantee.

         A guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. A guarantee will be held for the benefit of the holders of the related trust securities. A guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the debt securities.

Amendments and Assignment

         A trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding relevant trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of the trust preferred securities in any material respect. All guarantees and agreements contained in a trust preferred securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the trust preferred securities then outstanding.

Termination of the Guarantees

         A trust preferred securities guarantee will terminate (1) upon full payment of the redemption price of all related trust preferred securities, (2) upon distribution of the corresponding debt securities to the holders of the related trust securities or (3) upon full payment of the amounts payable in accordance with the applicable trust agreement upon liquidation of the trust. A trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related trust preferred securities must restore payment of any sums paid under the related trust preferred securities or the trust preferred securities guarantee.

Events of Default

         An event of default under a trust preferred securities guarantee will occur if we fail to perform any payment obligation or if we fail to perform any other obligation under the guarantee and that default remains unremedied for 30 days.

         The holders of a majority in liquidation amount of the related trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the applicable trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of related trust preferred securities may institute a legal proceeding directly against us to enforce the guarantee trustee's rights and our obligations under the applicable trust preferred securities guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

         As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the trust preferred securities guarantee.

Information Concerning the Guarantee Trustee

         Prior to the occurrence of an event of default relating to a trust preferred securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the trust preferred securities guarantee. Following the occurrence of an event of default, the guarantee trustee must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust preferred securities guarantee at the request of any holder of trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

         We and our affiliates may maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

         The trust preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.


          RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, CORRESPONDING
                       DEBT SECURITIES AND TSFG GUARANTEES

         As set forth in the applicable trust agreement, the sole purpose of a trust is to issue the trust securities and to invest the proceeds in the corresponding junior subordinated debt securities issued by us or debt securities by one of the LLCs and guaranteed by us on a junior subordinated basis. When we refer in this section to the "debt securities" owned by a trust, we mean the junior subordinated debt securities issued by us or the debt securities issued by one of the LLCs and guaranteed by us on a junior subordinated basis, as specified in the applicable prospectus supplement.

         As long as payments of interest and other payments are made when due on the applicable series of debt securities, those payments will be sufficient to cover the distributions and payments due on the related trust securities. This is due to the following factors:
     o the aggregate principal amount of those debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust securities;
     o the interest rate and the interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust securities;
     o under the indenture, we will pay, and the applicable trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trust, other than those relating to the trust securities; and
     o the applicable trust agreement further provides that the trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

         To the extent that funds are available, we guarantee payments of distributions and other payments due on trust preferred securities to the extent described in this prospectus. If TSFG or the LLC does not make interest payments on the applicable series of debt securities, the related trust will not have sufficient funds to pay distributions on the trust preferred securities. A trust preferred securities guarantee is a subordinated guarantee in relation to the trust preferred securities. A trust preferred securities guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of those distributions. See "Description of Trust Preferred Securities Guarantees."

         We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture or with respect to any guarantee of LLC debt with any payment that we have previously made or are concurrently on the date of such payment making under a related trust preferred securities guarantee.

         A trust preferred securities guarantee covers the payment of distributions and other payments on the trust preferred securities only if and to the extent that TSFG or the LLC has made a payment of interest or principal or other payments on the corresponding debt securities. A trust preferred securities guarantee, when taken together with our obligations under the corresponding junior subordinated debt securities and the junior subordinated indenture and our obligations under the applicable trust agreement, or our obligations with respect to our guarantee of the LLC debt securities, as the case may be, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the related trust preferred securities.

         If TSFG or the LLC fails to make interest or other payments on the debt securities when due, taking account of any extension period, the applicable trust agreement allows the holders of the related trust preferred securities to direct the property trustee to enforce its rights under the debt securities. If the property trustee fails to enforce these rights, any holder of the trust preferred securities may directly sue us to enforce those rights without first suing the property trustee or any other person or entity. See "Description of Trust Preferred Securities--Voting Rights; Amendment of the Trust Agreement."

         A holder of trust preferred securities may institute a direct action if TSFG or the LLC fails to make interest or other payments on the debt securities when due, taking account of any extension period. A direct action may be brought without first:
     o directing the property trustee to enforce the terms of the corresponding debt securities; or
     o suing us to enforce the property trustee's rights under the debt securities.

         In connection with any such direct action, we will be subrogated to the rights of the holder of trust preferred securities under the applicable trust agreement to the extent of any payment made by us to that holder of trust preferred securities. Consequently, we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution to the extent that the holder receives or has already received full payment relating to the unpaid distribution from the trust.

         We acknowledge that the guarantee trustee will enforce the trust preferred securities guarantees on behalf of the holders of the trust preferred securities. If we fail to make payments under the trust preferred securities guarantee, the holders of the related trust preferred securities may direct the guarantee trustee to enforce its rights under the guarantee. If the guarantee trustee fails to enforce the trust preferred securities guarantee, any holder of trust preferred securities may directly sue us to enforce the guarantee trustee's rights under the trust preferred securities guarantee. That holder need not first sue the applicable trust, the guarantee trustee, or any other person or entity. A holder of trust preferred securities may also directly sue us to enforce that holder's right to receive payment under the trust preferred securities guarantees. The holder need not first direct the guarantee trustee to enforce the terms of the trust preferred securities guarantee or sue the trust or any other person or entity.

         We and each trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the trust preferred securities. See "Description of Trust Preferred Securities Guarantees--General."

Limited Purpose of Trust

         Each trust's preferred securities evidence a beneficial interest in the assets of the trust, and the trust exists for the sole purpose of issuing its trust preferred securities and common securities, and any related debt securities, and investing the proceeds in corresponding junior subordinated debt securities issued by TSFG or debt securities issued by one of the LLCs. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding debt security is that a holder of a corresponding debt security is entitled to receive from the issuer the principal amount of and interest accrued on that corresponding debt security, while a holder of trust preferred securities is entitled to receive distributions from the trust, or from us under the related guarantee, if and to the extent the trust has funds available for the payment of the distribution.

Rights Upon Dissolution

         Upon any voluntary or involuntary dissolution, winding up or liquidation of a trust involving the liquidation of the corresponding debt securities, after satisfaction of liabilities to creditors of the trust, the holders of the related trust preferred securities will be entitled to receive, out of the assets held by the trust, the liquidation distribution in cash. See "Description of Trust Preferred Securities--Liquidation Distribution Upon Dissolution." In the case of our junior subordinated debt held by a trust, upon any voluntary or involuntary liquidation or bankruptcy of TSFG, the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor of TSFG, subordinated in right of payment to all senior debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, other than that trust's obligations to the holders of its trust preferred securities, the positions of a holder of the trust preferred securities and a holder of the corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same. Similarly, in the case of LLC debt securities held by a trust, the debt securities are guaranteed by us on a subordinated basis. As a result, a holder of the LLC debt would be expected to have substantially the same position as a holder of the trust preferred securities in the event of our liquidation or bankruptcy.


                          CERTAIN ERISA CONSIDERATIONS

         The discussion of ERISA set forth below is general in nature and is not intended to be all-inclusive. Fiduciaries of ERISA plans, governmental plans or church plans and entities whose assets include plan assets subject to ERISA,
Section 4975 of the Internal Revenue Code of 1986, as amended or substantially similar federal, state, local or non-U.S. laws should consult with their legal advisors regarding the consequences of an investment in the securities.

General

         A fiduciary of an employee benefit plan, or any entity deemed to hold "plan assets" of such a plan, subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, which we refer to as "ERISA," should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the securities. (Under ERISA and the Internal Revenue Code, any person who exercises any discretionary authority or control over management of an ERISA plan (as defined below) or exercises any authority or control over management or disposition of its assets, who renders investment advice for a fee or other compensation to an ERISA plan or has any authority or responsibility to do so, or who has any discretionary authority or responsibility in the administration of an ERISA plan is generally considered to be a fiduciary of the ERISA plan). Such fiduciary should consider ERISA's diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan and the fiduciary. In addition, ERISA and the Internal Revenue Code prohibit a wide range of transactions involving, on the one hand, an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Internal Revenue Code (including individual retirement accounts, individual retirement annuities and Keogh plans) or any entity in which that plan invests whose assets are deemed "plan assets" (each such plan or entity herein referred to as "ERISA plan") and, on the other hand, persons who have certain specified relationships to the ERISA plan ("parties in interest," within the meaning of ERISA, and "disqualified persons," within the meaning of the Internal Revenue Code). We refer to these transactions as "prohibited transactions." If not covered by a statutory or administrative exemption, prohibited transactions may require "correction" and may cause the ERISA plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to civil penalties and excise taxes.

         Governmental plans and certain church plans (each as defined under ERISA) are not subject to the prohibited transaction rules of ERISA or the Internal Revenue Code. Such plans may, however, be subject to substantially similar federal, state or local laws or regulations. Any fiduciary of a governmental or church plan considering an investment in the securities should determine the need for, and the availability, if necessary, of any exemptive relief under those laws or regulations.

Prohibited Transactions

         We may be a party in interest or a disqualified person with respect to an ERISA plan investing in the securities as a result of various financial services (including trustee, custodian, investment management or other services) we or our affiliates may provide to ERISA plans. Therefore, an investment by an ERISA plan may give rise to a prohibited transaction in the form of a sale of property by us to the investing ERISA plan or an extension of credit by the investing ERISA plan to us. Consequently, before investing in the securities, any person who is, or who is acquiring the securities for, or on behalf of an ERISA plan must determine that the acquisition and holding of the securities will not result in a prohibited transaction or that a statutory or administrative exemption from the prohibited transaction rules is applicable to the investment in the securities.

         The exemptions from the prohibited transaction rules under ERISA and the Internal Revenue Code which may be available to an ERISA plan which is investing in the securities (collectively referred to as the "ERISA investor exemptions") include:
     o Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts;
     o    PTCE 91-38, regarding investments by bank collective investment funds;
     o PTCE 84-14, regarding transactions effected by qualified professional asset managers;
     o PTCE 96-23, regarding transactions effected by in-house asset managers; and
     o PTCE 95-60, regarding investments by insurance company general accounts.

     The securities may not be acquired by any person who is, or who in acquiring the securities is using the assets of, an ERISA plan unless the purchase and holding of securities by that ERISA plan is eligible for, and satisfies all requirements of, one of the ERISA investor exemptions or another applicable exemption. The acquisition of the securities by any person or entity who is, or who in acquiring such securities is using the assets of, an ERISA plan shall be deemed to constitute a representation by that person or entity that it is eligible and satisfies all requirements required for, exemptive relief pursuant to the ERISA investor exemptions or another applicable exemption with respect to the acquisition and holding of the securities. The acquisition of the securities by any person or entity who is, or who in acquiring the securities is using the assets of, a governmental or church plan shall be deemed to constitute a representation by that person or entity to us that the acquisition and holding of the securities are not prohibited by any federal, state or local laws or regulations applicable to such plan.


                                GLOBAL SECURITIES

         Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or "global securities," registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person's interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

         DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants' accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

         Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee, depositary or warrant agent as registered holders of the securities entitled to the benefits of our articles of incorporation or the applicable indenture, deposit agreement, warrant agreement, trust agreement or guarantee. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

         Because DTC can act only on behalf of
     o participants, who in turn act only on behalf of participants or indirect participants, and
     o certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in global form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

         DTC has advised us that DTC will take any action permitted to be taken by a registered holder of any securities under our articles of incorporation or the relevant indenture, deposit agreement, warrant agreement, trust agreement or guarantee only at the direction of one or more participants to whose accounts with DTC those securities are credited.

         Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:
     o DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered; or
     o there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to those debt securities.

         Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

         Upon the occurrence of any event described in the above paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee, depositary or warrant agent, as the case may be, will reissue the securities as definitive securities, and then those persons will recognize the holders of the definitive securities as registered holders of securities entitled to the benefits of our articles or the relevant indenture, deposit agreement and/or warrant agreement.

         Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

         Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for those securities.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we, the trusts and the LLCs believe to be accurate, but we assume no responsibility for the accuracy thereof. None of TSFG, the trusts, the LLCs, the trustees, any registrar and transfer agent, any warrant agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

         Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC's same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.


                              PLAN OF DISTRIBUTION

         We, the LLCs, and the trusts may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or we may sell the securities to investors directly or through agents or through a combination of methods. We may also offer the securities in exchange for other securities. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We, the LLCs, and the trusts may sell securities directly to investors on our own behalf in those jurisdictions where we, the LLCs, and the trusts are authorized to do so.

         Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

         Shares may also be sold in one or more of the following transactions:
(a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable stock exchange or NASD rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

         If the applicable prospectus supplement indicates, we, an LLC, or a trust will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We, an LLC, or a trust must approve all institutions, but they may include, among others:
     o    commercial and savings banks;
     o    insurance companies;
     o    pension funds
     o    investment companies; and
     o    educational and charitable institutions.

         The institutional purchaser's obligations under the contract will be subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

         If we offer bearer debt securities under this prospectus, each underwriter, dealer, and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell, or deliver bearer debt securities to a United States citizen or to any person within the United States, unless federal law permits otherwise.

         In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

         Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

         Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.

         In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

         The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

         The common stock is listed on the Nasdaq National Market under the symbol "TSFG." The preferred stock will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

         Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

         Underwriters or agents in any distribution, including a distribution that takes the form of an at-the-market offering, may include Citigroup, Goldman, Sachs & Co., JPMorgan, Morgan Stanley, Sandler O'Neill & Partners, L.P., and UBS Securities LLC. The aggregate value of our common stock sold in all at-the-market offerings described in this prospectus will not exceed ten percent (10%) of the aggregate market value of our outstanding voting stock held by non-affiliates of ours, calculated as of a date within 60 days prior to the date of filing of the registration statement of which this prospectus is a part. To the extent that we make sales to or through an underwriter or agent in an at-the-market offering, we will do so pursuant to the terms of a distribution agreement between us and the underwriter or agent. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through an underwriter or agent, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriter or agent. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market price for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid are impossible to determine and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriter or dealer may agree to solicit offers to purchase, blocks of our common stock. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. If any underwriter or agent acts as principal pursuant to the terms of a distribution agreement, or if we offer to sell shares of our common stock through another broker-dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our common stock. We will describe any such activities in the prospectus supplement relating to the transaction. To the extent that any broker dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such broker dealer or agent will not engage in any such stabilization transactions.


                                  LEGAL MATTERS

         Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us will be passed upon for us by Wyche, Burgess, Freeman & Parham, P.A., Greenville, South Carolina. Wyche, Burgess, Freeman & Parham, P.A. will rely upon the opinion of Cahill Gordon & Reindel LLP, New York, New York, as to matters involving the law of the State of New York. Richards, Layton & Finger, P.A., Wilmington, Delaware, which is special Delaware counsel for the LLCs and the Trusts, will pass upon the validity of the Trust Preferred Securities and related debt securities of the Trusts and upon certain other legal matters for the LLCs and Trusts. Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Cahill Gordon & Reindel LLP, New York, New York.


                                     EXPERTS

         The consolidated financial statements of TSFG and subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Their report refers to the fact that on January 1, 2002, TSFG adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.


Registration fee under the Securities Act of 1933, as amended                                 $   92,337
Fees of rating agencies                                                                       $  200,000
Trustees' fee and expenses                                                                    $  100,000
Printing and engraving                                                                        $  200,000
Accounting services                                                                           $  400,000
Legal fees and expenses                                                                       $  300,000
Miscellaneous                                                                                 $   50,000
                                                                                              ----------
             Total                                                                            $1,342,337
                                                                                              ==========


All expenses are estimated, other than the Registration fee.

Item 15. Indemnification of Directors and Officers.

         Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, provides for indemnification of officers and directors of South Carolina corporations in certain instances in connection with legal proceedings involving any such persons by virtue of their being or having been an officer or director. Section 5.1 of our bylaws provide that the corporation shall indemnify any individual made a party to a proceeding because he is or was a director of the corporation against liability incurred in the proceeding to the fullest extent permitted by law. Section 5.2 of our bylaws provide that the corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding to the fullest extent permitted by law. Section 5.3 of our bylaws provides that in addition to any indemnification required by law, the corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of the bylaws with respect to the indemnification and advancement of expenses of directors and officers of the corporation. We have entered into indemnification agreements with each of our directors, which make the above-referenced bylaws provisions the basis of a contract between us and each director.

         Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, also permits a corporation to purchase and maintain insurance on behalf of a person who is or was an officer or director of the corporation. We maintain directors' and officers' liability insurance.

         Chapter 2 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, permits a corporation to include in its articles of incorporation a provision that limits the personal liability of a director for breach of the director's fiduciary duty. Our Amended and Restated Articles of Incorporation filed with the South Carolina Secretary of State on March 24, 2003 (as amended on April 28, 2004) state: "A director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of laws, (iii) imposed under
Section 33-8-330 of the South Carolina Business Corporation Act of 1988 (improper distribution to shareholder), or (iv) for any transaction from which the director derived an improper personal benefit."

         The limited liability company agreements for TSFG Capital A, LLC, TSFG Capital B, LLC, TSFG Capital C, LLC and TSFG Capital D, LLC, the trust agreements for TSFG Capital Trust A, TSFG Capital Trust B, TSFG Capital Trust C and TSFG Capital Trust D, and the forms of amended and restated trust agreements for such trusts, provide for broad indemnification of the trustees of these trusts and the officers of these trusts and LLCs.

Item 16. Exhibits.

Exhibit No.  Description of Exhibit                           Location
-----------  ----------------------                           ---------
1.1          Form of Underwriting Agreement                   **

1.2          Form of Distribution Agreement                   **

4.1          Specimen TSFG Common Stock certificate           Incorporated  by Reference to  Exhibit 4.1 of TSFG's
                                                              Registration  Statement on Form S-1, Commission File
                                                              No. 33-7470

4.2          Amended and Restated Articles of Incorporation   Incorporated by reference to Exhibit 3.1  of TSFG's
                                                              Quarterly  Report on Form 10-Q for the quarter ended
                                                              March 31, 2004, Commission File No. 15083

4.3          Bylaws                                           Incorporated by reference to Exhibit 3.1 of TSFG's
                                                              Current Report on Form 8-K dated December 18, 1996,
                                                              Commission File No. 0-15083

4.4          Amended and Restated Common Stock Dividend       Incorporated by reference to the Prospectus in
             Reinvestment Plan                                TSFG's Registration Statement on Form S-3,
                                                              Commission File No. 333-66264

4.5          Form of Indenture for Senior Debt Securities     *

4.6          Form  of  Indenture for Subordinated Debt        *
             Securities

4.7          Form of Senior Debt Security (included in        *
             Exhibit 4.5)

4.8          Form of Subordinated Debt Security (included     *
             in Exhibit 4.6)

4.9          Form of Deposit Agreement, including form of     **
             Depositary Receipt

4.10         Form of Purchase Contract (Issuer Sale)          **

4.11         Form of Purchase Contract (Issuer Purchase)      **

4.12         Form of Unit Agreement, including form of Unit   **
             Certificate

4.13         Form of Debt Warrant Agreement, including form   **
             of Debt Warrant Certificate

4.14         Form of Preferred Stock Warrant Agreement,       **
             including form of Preferred Stock Warrant
             Certificate

4.15         Form of Common Stock Warrant Agreement,          **
             including form of Common  Stock Warrant
             Certificate

4.16         Form of Indenture for Junior Subordinated Debt   *

4.17         Certificates of Trust of TSFG Capital Trust A,   *
             TSFG Capital Trust B, TSFG Capital Trust C,
             and TSFG Capital Trust D (the "Trusts")

4.18         Trust Agreement of each of the Trusts            *

4.19         Form of Amended and Restated Trust Agreement     *
             for the Trusts

4.20         Form of Guarantee Agreement for the Trusts       *

4.21         Certificate  of  Formation  of TSFG  Capital A,  *
             LLC, TSFG Capital B, LLC, TSFG Capital C, LLC, and TSFG Capital D, LLC

4.22 Limited Liability Company Agreement of each of * the LLCs

4.23         Form of Indenture for the LLCs, including form   *
             of TSFG Guarantee

5.1          Opinion of Wyche, Burgess, Freeman & Parham,     *
             P.A. as to legality of securities

5.2          Opinion of Richards, Layton & Finger, P.A.       *

5.3          Opinion of Cahill Gordon & Reindel LLP           *

12.1         Statement regarding Computation of Ratios        *

                                      II-2

23.1         Consent of KPMG LLP                              Filed herewith

23.2         Consent of Wyche, Burgess, Freeman & Parham,     *
             P.A. (included in Exhibit 5.1)

23.3         Consent of Richards, Layton & Finger, P.A.       *
             (included in Exhibit 5.2)

23.4         Consent of Cahill Gordon & Reindel LLP           *
             (included in Exhibit 5.3)

24.1         Power of Attorney of directors of TSFG           *

*  Previously filed
** To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.


Item 17. Undertakings.

         a. Each of the undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of a registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         b. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described under Item 15 above, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         c. Each of the undersigned registrants hereby also undertakes:
         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
                (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
                (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (c)(1)(i) and (c)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) that, for the purposes of determining any liability under the Securities Act:
                (i) The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
                (ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         d. Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

         e. Each of the undersigned registrants hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, The South Financial Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment no. 1 on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on the 26th day of January, 2005.

The South Financial Group, Inc.


By:   /s/ William P. Crawford, Jr.
     --------------------------------
     William P. Crawford, Jr.
     Executive Vice President and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Trusts certify that they have reasonable grounds to believe that they meet all of the requirements for filing this post-effective amendment no. 1 on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on the 26th day of January, 2005.

TSFG Capital Trust A
TSFG Capital Trust B
TSFG Capital Trust C
TSFG Capital Trust D

By: The South Financial Group, Inc., as Sponsor*

By: /s/ William P. Crawford, Jr.
   ---------------------------------
   William P. Crawford, Jr.
   Executive Vice President and General Counsel

*Authorized pursuant to Section 4 of the Trust Agreements for TSFG Capital Trust A, TSFG Capital Trust B, TSFG Capital Trust C, and TSFG Capital Trust D.

         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned LLCs certify that they have reasonable grounds to believe that they meet all of the requirements for filing this post-effective amendment no. 1 on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on the 26th day of January, 2005.

TSFG Capital A, LLC
TSFG Capital B, LLC
TSFG Capital C, LLC
TSFG Capital D, LLC

By: The South Financial Group, Inc., as Sole Member*

By: /s/ William P. Crawford, Jr.
   ---------------------------------
   William P. Crawford, Jr.
   Executive Vice President and General Counsel

*Authorized pursuant to Section 13 of the Limited Liability Company Agreements for TSFG Capital A, LLC, TSFG Capital B, LLC, TSFG Capital C, LLC, and TSFG Capital D, LLC.

Pursuant to the requirement of the Securities Act of 1933, as amended, this post-effective amendment no. 1 to the registration statement has been signed below by the following persons in the capacities on the date indicated:

Name                                Title                                               Date

*                                   Chairman of the Board
---------------------------
William R. Timmons, Jr.

*                                   Director, President, and
---------------------------         Chief Executive Officer (Principal
Mack I. Whittle, Jr.                Executive Officer)

*                                   Director, Vice Chairman, and
---------------------------         Executive Vice President (Principal
William S. Hummers III              Accounting and Principal Financial
                                    Officer)

*                                   Director
-------------------------
William P. Brant

*                                   Director
-------------------------
Gordon W. Campbell

*                                   Director
-------------------------
J.W. Davis

*                                   Director
-------------------------
C. Claymon Grimes, Jr.

*                                   Director
-------------------------
M. Dexter Hagy

*                                   Director
-------------------------
Jon W. Pritchett

*                                   Director
-------------------------
H. Earle Russell, Jr.

*                                   Director
-------------------------
Charles B. Schooler

*                                   Director
-------------------------
Edward J. Sebastian

*                                   Director
-------------------------
John C. B. Smith, Jr.

*                                   Director
-------------------------
Samuel H. Vickers




*                                   Director
--------------------------
David C. Wakefield III

*                                   Director
--------------------------
William R. Timmons III


/s/ William P. Crawford, Jr.        *Attorney-in-fact                         January 26, 2005
---------------------------
William P. Crawford, Jr.



                                  EXHIBIT INDEX

Exhibit No.             Description of Exhibit


23.1                    Consent of KPMG LLP



